SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       Form 8-K

                   Current Report Pursuant to Section 13 or 15(d) of
                              The Securities Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2001


                               FEDERATED INVESTORS, INC.
                (Exact name of registrant as specified in its charter)

                              Pennsylvania 001-14818 25-1111467
             (State or other jurisdiction         (Commission File Number)
               (I.R.S. Employer
                     of incorporation)
Identification No.)

                               Federated Investors Tower
                          Pittsburgh, Pennsylvania 15222-3779
             (Address of principal executive offices, including zip code)


                                    (412) 288-8141
                 (Registrant's telephone number, including area code)


ITEM 2.  ACQUISITION OF ASSETS.

     On April 20, 2001, Federated Investors, Inc. ("Federated") completed a transaction to acquire substantially all of the assets of Edgemont Asset Management Corp.("Edgemont"), the advisor to the $3.23 billion Kaufmann Fund. In conjunction with the acquisition (the "Acquisition"), Kaufmann Fund shareholders approved a reorganization of the Kaufmann Fund into the Federated Kaufmann Fund. The reorganization was approved at a shareholder meeting on April 16, 2001.

     In connection with the Acquisition, Federated made an upfront cash payment to Edgemont of $170.8 million from cash and cash equivalents held by Federated and issued to Edgemont 315,732 shares of Federated's Class B Common Stock from Federated's treasury stock account valued at $8.7 million based on the terms of the acquisition agreement. Over the next six years, Federated may also make contingent payments aggregating to as much as $200 million to Edgemont based on revenue growth targets specified in the acquisition agreement between the parties. Upon consummation of the Acquisition, Lawrence Auriana and Hans Utsch, the shareholders of Edgemont and the managers of the Kaufmann Fund, became employees of Federated and the portfolio managers of the Federated Kaufmann Fund.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIALS AND EXHIBITS.

(a)   Financial Statements of Business Acquired

     The financial statements required by this item are not being filed herewith, but will be filed with the Securities and Exchange Commission via amendment as soon as practicable, but not later than 60 days after the date on which this Current Report on Form 8-K is required to be filed.

      (b)   Pro Forma Financial Statements

     The pro forma financial statements required by this item are not being filed herewith, but will be filed with the Securities and Exchange Commission via amendment as soon as practicable, but not later than 60 days after the date on which this Current Report on Form 8-K is required to be filed.


      (c)   Exhibits

          2.1 Asset Purchase Agreement dated as of October 20, 2000 by and among Federated, Edgemont, Lawrence Auriana and Hans P. Utsch

            2.2 Amendment No. 1, dated April 11, 2001, to the Asset Purchase Agreement dated as of October 20, 2000 by and among Federated, Edgemont, Lawrence Auriana and Hans P. Utsch

            99.1 Press Release dated April 20, 2001 regarding Federated's acquisition of substantially all of the assets of Edgemont.


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    FEDERATED INVESTORS, INC.
                                    (REGISTRANT)



Dated:  May 3, 2001                       By:/s/ Denis McAuley III
                                             ---------------------
                                         Denis McAuley III
                                         Vice President and Principal Accounting
                              Officer
                              EXHIBIT INDEX

Exhibit Number                                  Description

          2.1 Asset Purchase Agreement dated as of October 20, 2000 by and among Federated, Edgemont, Lawrence Auriana and Hans P. Utsch.*

          2.2 Amendment No. 1, dated as of April 11, 2001, to the Asset Purchase Agreement dated as of October 20, 2000 by and among Federated, Edgemont, Lawrence Auriana and Hans P. Utsch.

          99.1 Press  Release  dated  April  20,  2001   regarding   Federated's
               acquisition of substantially all of the assets of Edgemont.


     * The exhibits and schedules to Exhibit 2.1 are not filed herewith. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

                                                                     EXHIBIT 2.1
                                                                  CONFORMED COPY












                               ASSET PURCHASE AGREEMENT



                                     by and among



                        EDGEMONT ASSET MANAGEMENT CORPORATION,



                          Lawrence Auriana and Hans P. Utsch



                                          and



                               FEDERATED INVESTORS, INC.



                                   October 20, 2000




                                       i
                                   TABLE OF CONTENTS


ARTICLE I CERTAIN DEFINITIONS................................................2
-----------------------------
      Section 1.1    Definitions.............................................2
      -----------    ------------

ARTICLE II PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF LIABILITIES; CLOSING21
-----------------------------------------------------------------------------
      Section 2.1    Purchase and Sale of Assets............................21
      -----------    ----------------------------
      Section 2.2    Excluded Assets........................................22
      -----------    ----------------
      Section 2.3    Assumption of Liabilities..............................22
      -----------    --------------------------
      Section 2.4    Excluded Liabilities...................................22
      -----------    ---------------------
      Section 2.5    Closing; Effective Date................................22
      -----------    ------------------------
      Section 2.6    Closing Payment........................................22
      -----------    ----------------
      Section 2.7    Closing Payment Determination..........................23
      -----------    ------------------------------
      Section 2.8    Contingent Sale Consideration..........................24
      -----------    ------------------------------
      Section 2.9    [Intentionally Omitted]................................27
      -----------    ------------------------
      Section 2.10   Dissolution of Seller..................................27
      ------------   ----------------------
      Section 2.11   Purchase Price Treatment...............................28
      ------------   -------------------------
      Section 2.12   Purchase Price Allocation..............................28
      ------------   --------------------------

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER AND THE
               SELLER SHAREHOLDERS                                           28
--------------------------------------------------------------------------------
      Section 3.1    Organization of Seller and its Subsidiaries............28
      -----------    --------------------------------------------
      Section 3.2    Authorization..........................................29
      -----------    --------------
      Section 3.3    Capitalization.........................................29
      -----------    ---------------
      Section 3.4    No Violations..........................................30
      -----------    --------------
      Section 3.5    Governmental Consents..................................30
      -----------    ----------------------
      Section 3.6    No Default.............................................31
      -----------    -----------
      Section 3.7    Litigation.............................................31
      -----------    -----------
      Section 3.8    Compliance with Law....................................31
      -----------    --------------------
      Section 3.9    Fund Related Issues....................................32
      -----------    --------------------
      Section 3.10   Financial Statements; No Undisclosed Liabilities.......35
      ------------   -------------------------------------------------
      Section 3.11   Title and Sufficiency of Assets........................35
      ------------   --------------------------------
      Section 3.12   Absence of Certain Changes.............................36
      ------------   ---------------------------
      Section 3.13   Seller Properties......................................36
      ------------   ------------------
      Section 3.14   Regulatory Documents...................................37
      ------------   ---------------------
      Section 3.15   Ineligible Persons.....................................37
      ------------   -------------------
      Section 3.16   Investment Company Advisory Agreements;
                              Distribution Plans.                            38
      ------------   -----------------------------------------------------------
      Section 3.17   Employee Benefit Plans.................................38
      ------------   -----------------------
      Section 3.18   Taxes..................................................38
      ------------   ------
      Section 3.19   Intellectual Property..................................39
      ------------   ----------------------
      Section 3.20   Contracts..............................................40
      ------------   ----------
      Section 3.21   Environmental Matters..................................40
      ------------   ----------------------
      Section 3.22   Labor Matters..........................................41
      ------------   --------------
      Section 3.23   Investment Contracts, Fund and Clients.................41
      ------------   ---------------------------------------
      Section 3.24   Brokers and Finders....................................42
      ------------   --------------------
      Section 3.25   Insurance..............................................42
      ------------   ----------
      Section 3.26   Acquisition of Purchaser Shares for Investment.........42
      ------------   -----------------------------------------------
      Section 3.27   Millennium Compliance..................................43
      ------------   ----------------------
      Section 3.28   Transactions with Affiliates or Insiders...............43
      ------------   -----------------------------------------
      Section 3.29   True and Complete Information..........................43
      ------------   ------------------------------

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER......................43
------------------------------------------------------
      Section 4.1    Organization of Purchaser..............................43
      -----------    --------------------------
      Section 4.2    Authorization of Purchaser.............................44
      -----------    ---------------------------
      Section 4.3    Capital Structure......................................44
      -----------    ------------------
      Section 4.4    Reports and Financial Statements.......................44
      -----------    ---------------------------------
      Section 4.5    No Violations..........................................45
      -----------    --------------
      Section 4.6    Governmental Contracts.................................45
      -----------    -----------------------
      Section 4.7    Brokers and Finders....................................46
      -----------    --------------------
      Section 4.8    Satisfaction of Conditions in Section 15(f)
                              of the 1940 Act.                                46
      -----------    -----------------------------------------------------------
      Section 4.9    Statutory Disqualification.............................46
      -----------    ---------------------------
      Section 4.10   Litigation.............................................46
      ------------   -----------
      Section 4.11   Code of Ethics.........................................47
      ------------   ---------------
      Section 4.12   No Default.............................................47
      ------------   -----------
      Section 4.13   Purchaser Disclosure...................................47
      ------------   ---------------------
      Section 4.14   Absence of Certain Changes or Events...................47
      ------------   -------------------------------------
      Section 4.15   Adequacy of Funds......................................47
      ------------   ------------------

ARTICLE V GENERAL COVENANTS.................................................48
---------------------------
      Section 5.1    Conduct of Business of Seller Pending the Closing......48
      -----------    --------------------------------------------------
      Section 5.2    Advertising and Marketing Expenditures.................50
      -----------    ---------------------------------------
      Section 5.3    Investigation..........................................50
      -----------    --------------
      Section 5.4    Reasonable Best Efforts; Agreement to Cooperate; Further
      -----------    ---------------------------------------------------------
                     Assurances.............................................50
                     -----------
      Section 5.5    No Public Announcement.................................51
      -----------    -----------------------
      Section 5.6    Expenses; Transfer and Similar Taxes...................51
      -----------    -------------------------------------
      Section 5.7    Schedules..............................................51
      -----------    ----------
      Section 5.8    Section 15(f) of the 1940 Act: Purchaser's Covenants...52
      -----------    -----------------------------------------------------
      Section 5.9    Shareholder Approvals..................................53
      -----------    ----------------------
      Section 5.10   Supplement, Form N-14 Registration Statement and
                          Post-Effective
      ------------   -----------------------------------------------------------
                     Amendment Filings......................................53
                     ------------------
      Section 5.11   Lease..................................................55
      ------------   ------
      Section 5.12   Employee Benefits......................................56
      ------------   ------------------
      Section 5.13   Proration..............................................56
      ------------   ----------
      Section 5.14   Fund Investment........................................56
      ------------   ----------------
      Section 5.15   Other Covenants........................................57
      ------------   ----------------
      Section 5.17   Interim Reporting......................................57
      ------------   ------------------
      Section 5.19   Assistance in Proceedings..............................58
      ------------   --------------------------
      Section 5.20   Nonassignable Assigned Contracts.......................58
      ------------   ---------------------------------
      Section 5.21   Fund Agreements........................................58
      ------------   ----------------
      Section 5.22   Confidentiality........................................59
      ------------   ----------------
      Section 5.24   Bowling Green..........................................59
      ------------   --------------

ARTICLE VI TAX MATTERS......................................................60
----------------------
      Section 6.1    Tax Cooperation........................................60
      -----------    ----------------
      Section 6.2    Allocation of Taxes....................................60
      -----------    --------------------

ARTICLE VII CONDITIONS TO THE CLOSING.......................................61
-------------------------------------
      Section 7.1   Conditions to Purchaser's, Seller's and Seller Shareholders'
      -----------    -----------------------------------------------------------
                     Obligations............................................61
                     ------------
      Section 7.2    Conditions to the Obligations of Seller and the Seller
      -----------    -------------------------------------------------------
                     Shareholders...........................................61
                     -------------
      Section 7.3    Conditions to the Obligation of Purchaser..............62
      -----------    ------------------------------------------

ARTICLE VIII TERMINATION....................................................63
------------------------
      Section 8.1    Termination............................................63
      -----------    ------------
      Section 8.2    Effect of Termination..................................64
      -----------    ----------------------

ARTICLE IX INDEMNIFICATION..................................................65
--------------------------
      Section 9.1    Indemnification by Seller and the Seller Shareholders..65
      -----------    ------------------------------------------------------
      Section 9.2    Indemnification by Purchaser...........................65
      -----------    -----------------------------
      Section 9.3    Method of Asserting Claims.............................66
      -----------    ---------------------------
      Section 9.4    Remedies Cumulative....................................67
      -----------    --------------------

ARTICLE X MISCELLANEOUS.....................................................68
-----------------------
      Section 10.1   Survival of Representations and Warranties and Covenants.68
      ------------   ---------------------------------------------------------
      Section 10.2   Amendment, Modification and Waiver.....................68
      -------------  -----------------------------------
      Section 10.3   Entire Agreement.......................................68
      ------------   -----------------
      Section 10.4   Notices................................................68
      ------------   --------
      Section 10.5   Governing Law; Jurisdiction............................69
      ------------   ----------------------------
      Section 10.6   Specific Performance...................................70
      ------------   ---------------------
      Section 10.7   Descriptive Headings; Interpretation...................70
      ------------   -------------------------------------
      Section 10.8   Assignment; Binding Agreement..........................70
      ------------   ------------------------------
      Section 10.9   Third Party Beneficiaries..............................70
      ------------   --------------------------
      Section 10.10  Severability...........................................70
      -------------  -------------
      Section 10.11  Counterparts...........................................71
      -------------  -------------


EXHIBITS

Exhibit A --   Plan of Reorganization

Exhibit B--   [Intentionally omitted]

Exhibit C--   [Intentionally omitted]

Exhibit D--  [Intentionally omitted]

Exhibit E --  Seller Release

Exhibit F --  Seller Waiver

Exhibit G -- Noncompetition Agreement

Exhibit H -- Special Incentive Plan

Exhibit 2.12 Purchase Price Allocation



DC - 399110.13
                               ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of October 20, 2000, by and among Federated Investors, Inc., a Pennsylvania corporation (the "Purchaser"), Edgemont Asset Management Corporation, a New York corporation (the "Seller") and Mr. Lawrence Auriana ("Mr. Auriana") and Mr. Hans P. Utsch ("Mr. Utsch", and collectively with Mr. Auriana, the "Seller Shareholders").

     WHEREAS, Seller is engaged in the business of providing investment management and related services and owns certain assets and rights used in connection with the conduct of Seller's business;

     WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, in each case upon the terms and subject to the conditions set forth in this Agreement, the Acquired Assets (as defined below), subject to the assumption by Purchaser of the Assumed Liabilities (as defined below) (the "Acquisition");

     WHEREAS, the Board of Directors of Seller and the Seller Shareholders have each approved this Agreement and the transactions contemplated hereby and have determined that this Agreement and such transactions are advisable and in the best interests of Seller and its shareholders;

     WHEREAS, the Board of Directors of Purchaser has approved this Agreement and the transactions contemplated hereby and has determined that this Agreement and such transactions are advisable and in the best interests of Purchaser and its shareholders;

     WHEREAS, as a condition to Purchaser's willingness to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Seller Shareholders has agreed to enter into employment agreements with Purchaser or its Affiliates (as defined below), effective as of the Closing (as defined below);

     WHEREAS, as a condition to Purchaser's willingness to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller and each of the Seller Shareholders have agreed to enter into a noncompetition agreement with Purchaser effective as of the Closing;

     WHEREAS, the Federated Trust Board (as defined below) has approved the Plan of Reorganization (defined below) prior to the execution of this Agreement; and

     WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                       2



                                       ARTICLE I
                                  CERTAIN DEFINITIONS

     Section 1.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

     "Accounting Firm" shall mean Deloitte & Touche, LLP or such other accounting firm mutually agreed to in writing by Purchaser and Seller.

     "Acquired Assets" shall mean all right, title and interest in and to all the assets of Seller (including without limitation (i) all of the Seller's property and assets, real, personal or mixed, tangible or intangible (including goodwill), of every kind and description, wherever located, belonging to the Seller, (ii) all of Seller's interest in all customer lists and marketing lists with respect to the Fund, and (iii) the Assigned Contracts, Intellectual Property, Records, and Furniture, Fixtures and Equipment (each as defined below)), other than the Excluded Assets.

      "Acquisition" shall have the meaning set forth in the recitals hereto.

     "Advisory Agreement" shall mean the Investment Advisory Agreement between Seller and the Fund, dated January 14, 1993.

     "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such specified Person. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, the term "affiliated" has a meaning correlative to the foregoing.

     "Agreed Interest Rate" shall mean a rate per annum equal to the sum of (i) the average of the London interbank offered rates for U.S. Dollars as quoted by the British Bankers' Association as set forth on Dow Jones Markets Service (formerly known as Telerate) (or appropriate successor or, if British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement acceptable to both the Purchaser and the Seller) display page 3750 (or such other display page on the Dow Jones Market Service system as may replace display page 3750) two (2) Business Days prior to the first day of the applicable period to which such Agreed Interest Rate is to be applied plus (ii) 90 basis points.

      "Agreement" shall have the meaning set forth in the recitals hereto.

      "Allocation" shall have the meaning set forth in Section 2.12 hereof.

     "Anniversary Applicable Revenues" with respect to any Anniversary Year shall mean the aggregate Applicable Revenues for an Anniversary Year determined as of the close of business on the last day of such Anniversary Year.

     "Anniversary Year" shall mean (i) the twelve-month period beginning on the Closing Date and (ii) each of the five succeeding twelve-month periods.

     "Anniversary Year CAGR" shall mean the greater of (i) 0 and (ii) the annual compounded growth rate in the Anniversary Applicable Revenues for the applicable Anniversary Year over the Starting Fund Revenues (as measured from the Closing Date to the last day of the relevant Anniversary Year). For purposes of calculating the Anniversary Year CAGR, the following formula shall be utilized:
([the Nth root of (Anniversary Applicable Revenues for year N/Starting Fund Revenues)] - 1) whereby, N = the Anniversary Year for the respective Anniversary Applicable Revenues and shall be either 1, 2, 3, 4 or 5.

      "Anniversary Year Payment" shall mean:

     (a) for the Anniversary Year beginning on the Closing Date, the following amounts with respect to the Anniversary Year CAGR:

      Anniversary                    Anniversary
      Year CAGR                      Year Payment


      less than 2.50%                $0
      equal to 2.50%                 5% of the Contingent  Payment
                                     Pool
      equal to or greater than 6.00% 20% of  the Contingent
                                     Payment Pool


If the Anniversary Year CAGR falls between 2.50% and 6.00%, the Anniversary Year Payment shall be equal to: [((Anniversary Year CAGR - 2.50%)/3.50%) x 15% of the Contingent Payment Pool] + 5% of the Contingent Payment Pool; and

     (b) for the 2nd, 3rd, 4th or 5th Anniversary Years, the following amounts with respect to the Anniversary Year CAGR:



      Anniversary                    Anniversary
      Year CAGR                      Year Payment


      less than 5.00%                $0
      equal to 5.00%                 5% of the Contingent  Payment
                                     Pool
      equal  to  or   greater   than 20%   of    the    Contingent
      12.00%                         Payment Pool


If the Anniversary Year CAGR falls between 5.00% and 12.00%, the Anniversary Year Payment shall be equal to: [((Anniversary Year CAGR - 5.00%)/7.00%) x 15% of the Contingent Payment Pool] + 5% of the Contingent Payment Pool.

     "Annual Financial Statements" shall have the meaning set forth in Section 3.10(a) hereof.

     "Applicable Revenues" shall mean an amount equal to (i) the Fund Revenues plus (ii) Designated Applicable Revenues minus (iii) Pre-Merger Revenues.

      "Apportioned Obligations" shall have the meaning set forth in Section 6.2.

     "Assigned Contracts" shall mean the Contracts set forth on Schedule 1.1 hereto as of the date hereof, together with all Contracts entered into subsequent to the date hereof and prior to the Closing Date in accordance with the terms and conditions of this Agreement that Purchaser agrees in writing to assume.

     "Assumed Liabilities" shall mean solely those liabilities and obligations of Seller specifically listed on Schedule 1.2 hereto.

     "Auriana Employment Agreement" shall mean the employment agreement by and between Purchaser or one of its Affiliates and Mr. Auriana as entered into on the date hereof.

     "Average Stock Price" shall mean the sum of the end of day market price of Federated Investors, Inc. stock (stock symbol being "FII") as listed by the New York Stock Exchange for the 30 trading days ending three days before the Closing Date, divided by 30.

     "Board Approval" shall mean the approval by the Fund Board, including a majority of the directors who are not "interested persons" (as defined in the 1940 Act) of the Fund, in accordance with the charter and bylaws of the Fund and the applicable provisions of the 1940 Act, of (a) the Plan of Reorganization, and (b) an amendment to the Fund's Bylaws to permit shareholder voting by telephone, the Internet and such other means as permitted by applicable law. "Bowling Green" shall mean Bowling Green Securities, Inc.

     "Business" shall mean the business of Seller of providing asset management and related services to the Fund including, without limitation, marketing, distribution, administration and related activities and services.

     "Business Day" shall mean a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by Law to close.

     "Business Names" shall mean the names "The Kaufmann Fund," "Kaufmann," "Edgemont Asset Management Corporation" and "Edgemont," and all derivations of any of the foregoing.

      "Cap" shall have the meaning set forth in Section 9.1(c).

      "Cash Consideration" shall have the meaning set forth in Section 2.6(a).

      "CFTC" shall mean the Commodity Futures Trading Commission.

      "Closing" shall have the meaning set forth in Section 2.5 hereof.

      "Closing Date" shall have the meaning set forth in Section 2.5 hereof.

      "Closing Payment" shall have the meaning set forth in Section 2.6 hereof.

     "Closing Permitted Liens" shall mean and have the same definition as "Permitted Liens" but without subsection (e) thereof which states "(e) any other Liens that will not encumber the Acquired Assets as of the Closing."

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commodity  Exchange  Act"  shall  have the  meaning  set forth in  Section
     3.14(b).

     "Confidentiality  Agreement"  shall have the  meaning  set forth in Section
     10.3.

     "Confidential Information" shall mean any information concerning the business and affairs of Seller, its Subsidiaries or the Fund that is not already generally available to the public.

     "Contingent Payments" shall be deferred consideration paid over the Contingent Payment Period associated with either the Earn-back Starting Fund Assets or the Starting Fund Assets.

     "Contingent Payment Period" shall mean the period during which Contingent Payments may be earned pursuant to Section 2.8 hereof, and shall end on the last day of the final Anniversary Year during which Contingent Payments may be so earned.

     "Contingent Payment Pool" shall be the total of all possible Contingent Payments associated with the Starting Fund Assets and shall be established as follows:

                                                    Total Possible
      If Starting Fund Assets                       Contingent Payments
      -------------------------------------         --------------------------
      -------------------------------------         --------------------------
      are equal to $2.45 billion                    $98.4 million

      are greater than $2.45 billion,               Prorated *
      but less than $3.20 billion

      are equal to or  greater  than $3.20          $164 million
      billion,
      but less than $3.60 billion

      are equal to or  greater  than $3.60          $172.2 million
      billion,
      but less than $4.00 billion

      are equal to or  greater  than $4.00          $180.4 million
      billion


* Determined as follows: $98.4 million + ($65.6 million x [(Starting Fund Assets (in billions) - $2.45 billion) / $0.750 billion])

     "Contingent Payment Statement" shall have the meaning set forth in Section 2.8(e) hereof.

     "Contract" shall mean any agreement, contract, note, bond, mortgage, franchise, permit, loan, lease, license/guarantee, understanding, commitment, obligation and other arrangement (written or oral) of any kind.

     "Conversion Date Assets" shall mean total net assets of an investment company or other collective investment vehicle on the date on which such entity becomes a Kaufmann Branded Fund.

      "De Guardiola" shall have the meaning set forth in Section 3.24 hereof.

     "Designated Applicable Revenues" shall mean the aggregate Revenues accrued in respect of Designated Assets of all Kaufmann Branded Funds during an Anniversary Year (but only from and after the date during such Anniversary Year that such investment company or collective investment vehicle became a Kaufmann Branded Fund).

     "Designated Assets" shall mean the greater of (a) 0 and (b) the aggregate average daily net assets of a Kaufmann Branded Fund in excess of the greater of
(i) $100 million or (ii) Conversion Date Assets.

     "EAA, Inc." shall mean Edgemont Advertising Agency, Inc. a wholly-owned subsidiary of Seller.

     "Earn-back Anniversary Year CAGR" shall mean the greater of (i) 0 and (ii) the annual compounded growth rate in the Anniversary Applicable Revenues for the applicable Anniversary Year over the Earn-back Starting Fund Revenues (as measured from the Closing Date to the last day of the relevant Anniversary
Year). For purposes of calculating the Earn-back Anniversary Year CAGR, the following formula shall be utilized: ([the Nth root of (Anniversary Applicable Revenues for year N/Earn-back Starting Fund Revenues)] - 1), whereby N = the Anniversary Year for the respective Anniversary Applicable Revenues and shall be either 1, 2, 3, 4 or 5.

      "Earn-back Anniversary Year Payment" shall mean:

     (a) for the Anniversary Year beginning on the Closing Date, the following amounts with respect to the Earn-back Anniversary Year CAGR:

      Earn-back Anniversary          Earn-back Anniversary
      Year CAGR                      Year Payment


      less than 2.50%                $0
      equal to 2.50%                 5% of the Earn-back
                                     Contingent Payment Pool
      equal to or greater than 6.00% 20% of the Earn-back
                                     Contingent Payment Pool


If the Earn-back Anniversary Year CAGR falls between 2.50% and 6.00%, the Earn-back Anniversary Year Payment shall be equal to: [((Earn-back Anniversary Year CAGR - 2.50%)/3.50%) x 15% of the Earn-back Contingent Payment Pool] + 5% of the Earn-back Contingent Payment Pool; and

     (b) for the 2nd, 3rd, 4th or 5th Anniversary Years, the following amounts with respect to the Earn-back Anniversary Year CAGR:



      Earn-back Anniversary          Earn-back Anniversary
      Year CAGR                      Year Payment


      less than 5.00%                $0
      equal to 5.00%                 5%    of    the     Earn-back
                                     Contingent Payment Pool
      equal  to  or   greater   than 20%    of    the    Earn-back
      12.00%                         Contingent Payment Pool


     If the Earn-back Anniversary Year CAGR falls between 5.00% and 12.00%, the Earn-back Anniversary Year Payment shall be equal to: [((Earn-back Anniversary Year CAGR - 5.00%)/7.00%) x 15% of the Earn-back Contingent Payment Pool] + 5% of the Earn-back Contingent Payment Pool.

     "Earn-back Contingent Payment Pool" shall be the total of all possible Contingent Payments associated with the Earn-Back Starting Fund Assets and shall be established as the greater of (a) $0 and (b) ($80 million x [($3.2 billion - Starting Fund Assets (in billions)) / $0.750 billion]).

     "Earn-back Starting Fund Assets" shall be equal to $3.2 billion, if the Starting Fund Assets are less than $3.2 billion. If the Starting Fund Assets are equal to or greater than $3.2 billion, then the Earn-back Starting Fund Assets shall be equal to $0.

     "Earn-back Starting Fund Revenues" shall be equal to the Earn-back Starting Fund Assets multiplied by 1.35%.

     "Employment Agreements" shall mean, together, the Auriana Employment Agreement and the Utsch Employment Agreement.

     "Environmental Law" shall mean any and all Laws regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as may now or at any time on or prior to the Closing Date be in effect.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Excluded Assets" shall mean (i) the rights of Seller under this Agreement and any other agreement or document executed by Seller in connection with this Agreement, (ii) all of Seller's consolidated cash and cash-equivalents, (iii) all of Seller's receivables accrued through the close of business on the Closing Date, (iv) the corporate books and records of Seller, including minute books and stock ledgers, and copies of business records included in the Acquired Assets acquired by Purchaser that are reasonably required by Seller or any Affiliate of Seller in order to permit Seller or any of its Affiliates to prepare any Tax Return or other filing or report to be made after the Closing Date or otherwise to comply with applicable Laws, (v) any rights of Seller or the Business which are contingent on the satisfaction of liabilities that are Excluded Liabilities, except to the extent that any such rights relate to any of the Acquired Assets,
(vi) all rights, demands, claims, actions and causes of action (whether for personal injuries or property, consequential or other damages of any kind) which Seller or any of its Affiliates may have, on or after the date hereof, against any Governmental Entity for refund or credit of any type with respect to Taxes for any Pre-Closing Tax Period, (vii) the capital stock of Seller, (viii) any Contracts of Seller relating to funded indebtedness of Seller, (ix) the capital stock of EAA Inc., (x) any and all rights accruing and/or payments received or receivable under any director's and officer's liability and life insurance policies which name the Seller Stockholders or either of them as beneficiaries, and (xi) such other assets of Seller specifically listed on Schedule 1.3 hereto.

     "Excluded Liabilities" shall mean all of the liabilities, obligations and duties of Seller of any kind whatsoever, whether or not accrued or fixed, absolute or contingent, or determined or determinable, other than the liabilities specifically included in the definition of Assumed Liabilities. Without limiting the generality of the foregoing, the Excluded Liabilities shall include all liabilities, obligations and duties of Seller (and, in the case of (9) below, of the Seller Shareholders):

     (1) relating to the Excluded Assets;

     (2) for all Taxes (other than Transfer Taxes, liability for which is allocated pursuant to Section 5.6) imposed on Seller (whether during the Pre-Closing Tax Period or Post-Closing Tax Period), the Business or the Acquired Assets for any Pre-Closing Tax Period;

     (3) in respect of Litigation presently pending or hereafter commenced arising out of (a) the ownership or operation of the Seller, Acquired Assets or the Business prior to the Closing, (b) Seller's relationship or dealings with the Fund prior to the Closing, or (c) the Fund's failure to deliver a current prospectus with respect to sales of Fund shares prior to the Closing as required by the Securities Act or applicable blue sky laws;

     (4) under or in connection with any of the Seller Plans or any other employee benefit or compensation plan, contract or arrangement, for accrued salary, bonus and other incentive compensation of Seller, and any other liabilities of Seller to current or former employees, consultants, officers, directors or service providers of Seller (including, without limitation, any liabilities of Seller relating to premiums or other obligations in respect of director's and officer's liability and life insurance policies which name the Seller Stockholders or either of them as beneficiaries);

     (5)  for  monetary  fines  payable  to  a  regulatory  or   Self-Regulatory
Organization or penalties arising out of the ownership or operation of the Acquired Assets or the Business prior to the Closing;

     (6) for all accrued payables of Seller, whether or not appearing in Seller's general ledger, through the close of business on the Closing Date;

     (7) for any funded indebtedness of Seller;

     (8) to indemnify any Person (including the Seller Shareholders, the Fund, Federated Trust and the New Series) for any reason; and

     (9) under this Agreement or under any other agreement entered into in connection with this Agreement (other than the Assigned Contracts).

     "Federated Trust" shall mean Federated Equity Funds, organized as a Massachusetts business trust, of which the New Series is a series.

     "Federated  Trust  Board"  shall mean the board of  trustees  of  Federated
Trust.

     "Federated Trust Board Approval" shall mean the following actions by the Federated Trust Board, including a majority of the trustees who are not "interested persons" (as defined in the 1940 Act) of Federated Trust, all of which actions shall be taken in accordance with the declaration of trust and bylaws of Federated Trust and the applicable provisions of the 1940 Act: (a) authorization to create the New Series and its individual classes of shares, including the Class K shares into which the Fund will be reorganized, as well as the classes of shares consistent with the Class A, Class B and Class C structure employed by the investment companies advised and/or distributed by Purchaser or an Affiliate of Purchaser; (b) approval of the Plan of Reorganization; (c) approval of the standard forms of agreements or plans used by the investment companies advised and/or distributed by Purchaser or an Affiliate of Purchaser, including the investment advisory agreement, subadvisory agreement, distribution agreement, distribution plan, transfer agency agreement, administration agreement, shareholder servicing agreement, and custody agreement; (d) approval of the standard trading and compliance procedures used by the investment companies advised and/or distributed by Purchaser or an Affiliate of Purchaser, and (e) approval of the New Series' independent auditor/accountant.

     "Financial Statements" shall have the meaning set forth in Section 3.10(a) hereof.

     "Five-Year CAGR" shall mean the greater of (i) 0 and (ii) the annual compounded growth rate in the Anniversary Applicable Revenues for the Anniversary Year ending on the last day of the fifth Anniversary Year over Starting Fund Revenues (as measured from the Closing Date to the last day of the fifth Anniversary Year). For purposes of calculating the Five-Year CAGR, the following formula shall be utilized: ([the 5th root of (Anniversary Applicable Revenues for year 5/Starting Fund Revenues)] - 1).

     "Five-Year Earn-back CAGR" shall mean the greater of (i) 0 and (ii) the annual compounded growth rate in the Anniversary Applicable Revenues for the Anniversary Year ending on the last day of the fifth Anniversary Year over Earn-back Starting Fund Revenues (as measured from the Closing Date to the last day of the fifth Anniversary Year). For purposes of calculating the Five-Year Earn-back CAGR, the following formula shall be utilized: ([the 5th root of (Anniversary Applicable Revenues for year 5/Earn-back Starting Fund Revenues)] -
1).

     "Five-Year Earn-back Payment" shall mean the following amounts with respect to the Five-Year Earn-back CAGR:

      Five-Year                      Five-Year
      Earn-back CAGR                 Earn-back Payment
      --------------                 -----------------
      less than 5.00%                $0
      equal to 5.00%                 25%    of    the    Earn-back
                                     Contingent Payment Pool
      equal  to  or   greater   than 100%    of   the    Earn-back
      12.00%                         Contingent Payment Pool


     If the Five Year Earn-back CAGR falls between 5.00% and 12.00%, the Five Year Earn-back Payment shall be equal to: [((Five Year Earn-back CAGR - 5.00%)/7.00%) x 75% of the Earn-back Contingent Payment Pool] + 25% of the Earn-back Contingent Payment Pool.

     "Five-Year Lookback Payment" shall mean the following amounts with respect to the Five-Year CAGR:

      Five-                          Five-Year
      Year CAGR                      Lookback Payment
      ---------                      ----------------
      less than 5.00%                $0
      equal to 5.00%                 25%   of    the Contingent
                                     Payment Pool
      equal  to  or   greater   than 100%   of   the Contingent
      12.00%                         Payment Pool


     If the Five Year CAGR falls between 5.00% and 12.00%, the Five Year Lookback Payment shall be equal to: [((Five Year CAGR - 5.00%)/7.00%) x 75% of the Contingent Payment Pool] + 25% of the Contingent Payment Pool.

     "Form N-14  Registration  Statement"  shall have the  meaning  set forth in
Section 5.9 hereof.

     "Fund" shall mean The Kaufmann Fund, Inc., a registered investment company.

     "Fund Assets" shall mean the aggregate net assets of the Fund (or after the Closing, the New Series), determined as of the close of business on any day in the manner described in the Fund's or New Series' prospectus, as applicable, as in effect on the date of such determination, except as otherwise provided in this Agreement.

     "Fund Authorization Agreement" shall mean the Authorization Agreement executed by the Fund and dated October 7, 1993.

     "Fund Board" shall mean the Fund's board of directors as it may be constituted from time to time prior to Closing.

     "Fund Distribution Plan" shall mean the Fund Distribution Plan dated December 4, 1992, as amended July 1, 1993.

     "Fund Divestiture" shall have the meaning set forth in Section 2.8(h) hereof.

     "Fund Divestiture CAGR" shall mean the annual compounded growth rate in the Applicable Revenues over Starting Fund Revenues for the time period from the Closing Date until the date of the definitive agreement giving rise to a Fund Divestiture.

     "Fund Divestiture Payment" shall have the meaning set forth in Section 2.8(h) hereof.

      "Fund Divestiture Percentage" shall mean:

          If the signing of a  definitive  agreement
          relating  to  a  Fund  Divestiture  occurs
          within 36  months  following  the  Closing
          Date  .  . . . . . . . . . . . . . . . . .
          .                                            50%
          If the signing of a  definitive  agreement
          relating  to  a  Fund  Divestiture  occurs
          after  36  months  following  the  Closing
          Date,  and the  Fund  Divestiture  CAGR is
          equal to or greater than 0% .                50%
          If the signing of a  definitive  agreement
          relating  to  a  Fund  Divestiture  occurs
          after  36  months  following  the  Closing
          Date,  and the  Fund  Divestiture  CAGR is
          equal     to     or      greater      than
          -10%,  but less than 0%. . . . . . . . . .
          . . . . . . . . . . . .                      25%
          If the signing of a  definitive  agreement
          relating  to  a  Fund  Divestiture  occurs
          after  36  months  following  the  Closing
          Date,  and the  Fund  Divestiture  CAGR is
          less than -10% . . . . . . . .  . . .        10%


     "Fund Revenues" shall mean the aggregate Revenues accrued in respect of Fund Assets during a particular Anniversary Year.

     "Fund Shareholder Approval" shall mean the approval by Fund Shareholders of the Plan of Reorganization, in accordance with the charter and bylaws of the Fund and the applicable provisions of the 1940 Act, which shall authorize Purchaser or Purchaser's Affiliate (which will be issued one or more shares of the New Series) to approve the investment advisory and subadvisory agreements, with respect to the New Series as its sole initial shareholder.

      "Fund Shareholders" shall mean all shareholders in the Fund.

      "Fund Shares" shall have the meaning set forth in Section 3.9(b) hereof.

     "Furniture, Fixtures and Equipment" shall mean all furniture, fixtures and equipment of Seller including, without limitation, all computer hardware owned or leased and software owned or licensed by Seller.

     "GAAP" shall mean generally accepted accounting principles in effect in the
United  States  of  America  at  the  time  of  determination,   and  which  are
consistently applied.

     "Governmental  Entity"  shall  mean any  foreign,  federal,  state or local
court,   legislative  body,   administrative   agency  or  commission  or  other
governmental authority or instrumentality.

     "Gross Divestiture Payment" shall mean (i) if a Fund Divestiture has not occurred, $0 and (ii) if a Fund Divestiture has occurred, the Fund Divestiture Payment, calculated without giving effect to any discount under Section 2.8(h).

     "Hazardous Material" means any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et. seq., or any similar federal, state, or local law.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "HSR Filing Fee" shall mean the filing fee paid in connection with the filing of the notification under the HSR Act.

     "Indemnified Parties" shall have the meaning set forth in Section 9.2(a) hereof.

     "Indemnifying  Party"  shall  have the  meaning  set forth in  Section  9.3 hereof.

     "Intellectual Property" shall mean all patents (including, without limitation, domestic and foreign patents and applications), trademarks and service marks (including registrations and applications therefor), trade names (which shall be deemed to include, without limitation, all right, title and interest of Seller in and to the Business Names), rights in any Internet domain names or other designations, and all goodwill of the business connected with the use of and symbolized by any of the foregoing trademarks, service marks, trade names, registrations, applications, domain names or designations, copyrights (including registrations and applications therefor), know-how, processes, trade secrets, inventions and computer software (including, without limitation, all applications, operating systems, and interface software, in object and source code form; all tapes, disks and other electronic or print media embodying or containing any software; all enhancements, improvements, modifications and derivative versions of software; and all documentation related to the software and any modifications thereof, including but not limited to all commentary relating to source codes, user manuals, programmers, manuals, diagrams, flow charts, and maintenance records), all confidential business information and all licenses and rights with respect to the foregoing, and all copies and tangible embodiments thereof (in whatever form or medium).

     "Interim Financial Statements" shall have the meaning set forth in Section 3.10(a) hereof.

     "Interim-Year CAGR" shall mean the greater of (i) 0 and (ii) the annual compounded growth rate in the Anniversary Applicable Revenues for the Anniversary Year ending on the last day of the second, third or fourth
Anniversary Year, as applicable, over Starting Fund Revenues (as measured from the Closing Date to the last day of the relevant Anniversary Year). For purposes of calculating the Interim-Year CAGR, the following formula shall be utilized:
([the Nth root of (Anniversary Applicable Revenues for year N/Starting Fund Revenues)] - 1), whereby N = the Anniversary Year for the respective Anniversary Applicable Revenues and shall be either 2, 3 or 4.

     "Interim-Year Earn-back CAGR" shall mean the greater of (i) 0 and (ii) the annual compounded growth rate in the Anniversary Applicable Revenues for the Anniversary Year ending on the last day of the second, third or fourth
Anniversary Year, as applicable, over Earn-back Starting Fund Revenues (as measured from the Closing Date to the last day of the relevant Anniversary
Year). For purposes of calculating the Interim-Year Earn-back CAGR, the following formula shall be utilized: ([the Nth root of (Anniversary Applicable Revenues for year N/Earn-back Starting Fund Revenues)] - 1); whereby, N = the Anniversary Year for the respective Anniversary Applicable Revenues and shall be either 2, 3 or 4.

     "Interim-Year Earn-back Payment" shall mean the following amounts with respect to the applicable Interim-Year CAGR:


      Applicable Interim-          Interim-Year Earn-back Payment for:
                                   -----------------------------------
      Year Earn-back CAGR

                                  Second           Third            Fourth
                                  Anniversary      Anniversary      Anniversary
                                  Year             Year             Year

      less than 5.00%             $0               $0               $0

      equal to 5.00%              10% of the       15% of the       20% of the
                                  Earn-back        Earn-back        Earn-back
                                  Contingent       Contingent       Contingent
                                  Payment Pool     Payment Pool     Payment Pool

      equal to or greater than    40% of the       60% of the       80% of the
      12.00%                      Earn-back        Earn-back        Earn-back
                                  Contingent       Contingent       Contingent
                                  Payment Pool     Payment Pool     Payment Pool


If the Interim-Year Earn-back CAGR falls between 5.00% and 12.00%, the Interim-Year Earn-back Payment for the Second Anniversary Year shall be equal to: [((Interim-Year Earn-back CAGR-5.00%)/7.00%) x 30% of the Earn-back Contingent Payment Pool] + 10% of the Earn-back Contingent Payment Pool.

If the Interim-Year Earn-back CAGR falls between 5.00% and 12.00%, the Interim-Year Earn-back Payment for the Third Anniversary Year shall be equal to:
[((Interim-Year Earn-back CAGR-5.00%)/7.00%) x 45% of the Earn-back Contingent Payment Pool] + 15% of the Earn-back Contingent Payment Pool.

If the Interim-Year Earn-back CAGR falls between 5.00% and 12.00%, the Interim-Year Earn-back Payment for the Fourth Anniversary Year shall be equal to: [((Interim-Year Earn-back CAGR-5.00%)/7.00%) x 60% of the Earn-back Contingent Payment Pool] + 20% of the Earn-back Contingent Payment Pool.

     "Interim-Year Lookback Payment" shall mean the following amounts with respect to the applicable Interim-Year CAGR:


      Applicable Interim-          Interim-Year Lookback Payment for:
                                   ----------------------------------
      Year CAGR

                                  Second           Third            Fourth
                                  Anniversary      Anniversary      Anniversary
                                  Year             Year             Year

      less than 5.00%             $0               $0               $0

      equal to 5.00%              10% of the       15% of the       20% of the
                                  Contingent       Contingent       Contingent
                                  Payment Pool     Payment Pool     Payment Pool

      equal to or greater than    40% of the       60% of the       80% of the
      12.00%                      Contingent       Contingent       Contingent
                                  Payment Pool     Payment Pool     Payment Pool


If the Interim-Year CAGR falls between 5.00% and 12.00%, the Interim-Year Lookback Payment for the Second Anniversary Year shall be equal to:
[((Interim-Year CAGR-5.00%)/7.00%) x 30% of the Contingent Payment Pool] + 10% of the Contingent Payment Pool.

If the Interim-Year CAGR falls between 5.00% and 12.00%, the Interim-Year Lookback Payment for the Third Anniversary Year shall be equal to:
[((Interim-Year CAGR-5.00%)/7.00%) x 45% of the Contingent Payment Pool] + 15% of the Contingent Payment Pool.

If the Interim-Year CAGR falls between 5.00% and 12.00%, the Interim-Year Lookback Payment for the Fourth Anniversary Year shall be equal to:
[((Interim-Year CAGR-5.00%)/7.00%) x 60% of the Contingent Payment Pool] + 20% of the Contingent Payment Pool.

     "Investment Advisers Act" shall mean the Investment Advisers Act of 1940, as amended.

     "Investment Representation Letter" shall mean the investment representation letter to be entered into in connection with the intended receipt of Purchaser Shares.

     "IRS" shall mean the United States Internal Revenue Service and any successor agency.

     "Kaufmann Branded Fund" shall mean, subject to Section 2.8(j), any investment company or other collective investment vehicle (together with its successors and assigns), other than the Fund or the New Series, from or with respect to which Purchaser or any of its Affiliates, directly or indirectly receives Revenues and which is marketed under a name which includes any Business Name.

     "Knowledge" shall mean the actual knowledge of the applicable Person (or in the case of Seller's Knowledge, of either Mr. Auriana or Mr. Utsch) after reasonable investigation or, if such Person has not made reasonable investigation, matters that would have been actually known by such Person if reasonable investigation had been made.

     "Laws" shall mean all laws, common laws, rules, regulations, ordinances, codes, statutes, judgments, injunctions, orders, decrees, permits, policies and other requirements of all Governmental Entities and Self-Regulatory Organizations.

     "Lease" shall mean that certain Lease dated January 1, 1996, as amended, between the Fund and Manhattan Pacific Management Company, Inc.

     "Licenses and Permits" shall mean the authorizations, approvals, consents, waivers, registrations and licenses of Seller and its Subsidiaries, the Fund, or of Purchaser and its Subsidiaries, as the case may be, issued by any Governmental Entity or Self Regulatory Organization and which are applicable to the business of one or more of them.

     "Lien" shall mean any mortgage, pledge, lien, encumbrance, charge, adverse claim (whether pending or, to the Knowledge of the Person against whom the adverse claim is being asserted, threatened) or restriction of any kind affecting title or resulting in an encumbrance against property, real or personal, tangible or intangible, or a security interest of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction (other than a financing statement which is filed or given solely to protect the interest of a lessor).

     "Litigation"   shall   mean   any   and  all   litigations,   arbitrations,
investigations or other proceedings.

     "Loss" or "Losses" shall mean any liability, loss, damage, claim, charge, action, suit, proceeding, investigation, deficiency, Tax, interest, penalty, cost, or expense (including, without limitation, reasonable attorneys' fees), whether absolute, accrued, conditional or otherwise, and whether or not resulting from Third Party Claims, but excluding (a) punitive damages except to the extent paid to third parties and (b) lost profits and other incidental, consequential damages, except for any lost profits of Purchaser or any Affiliate of Purchaser arising out of or relating to the new investment advisory agreement to be entered into between Federated Investment Management Company and Federated Trust (and any subadvisory agreement in connection therewith) that result from any breach by Seller or the Seller Shareholders of a representation or warranty relating to the Fund, or from any shareholder or regulatory action in respect of the Advisory Agreement. For purposes of this definition, "lost profits" means and only means any increase in fee waivers or decrease in revenues paid by the New Series to Purchaser or its Affiliates.

      "NASD" shall mean the National Association of Securities Dealers, Inc.

     "New Series" shall mean the segregated portfolio of assets or "series" of Federated Trust into which the Fund will be reorganized pursuant to the Plan of Reorganization, and any successor to the New Series or other entities to which the New Series transfers all or a material portion of its assets pursuant to a fund merger or any similar type of transaction (whether structured as a merger, an asset sale or otherwise).

      "1940 Act" shall mean the Investment Company Act of 1940, as amended.

     "Noncompetition Agreement" shall mean the noncompetition agreement between the Purchaser or one of its Affiliates and the Seller and Seller Shareholders in the form of Exhibit G hereto.

     "Nonassignable  Assigned  Contracts"  shall have the  meaning  set forth in
Section 5.20.

     "Permitted Liens" means the following: (a) Liens for Taxes or assessments or governmental charges or levies, including those arising by operation of law, which are not yet due or delinquent; (b) carriers', workhousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due; (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulation; (d) Liens with respect to real property or leases that arise out of
(i) the rights of any lessors (or any  creditors  thereof)  under any lease,  or
(ii) superior mortgages on leasehold improvements; or (e) any other Liens that will not encumber the Acquired Assets as of Closing.

     "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan of Reorganization" shall mean the Agreement and Plan of Conversion and Termination between the Fund and Federated Trust, on behalf of the New Series, in substantially the form of Exhibit A.

     "Post-Closing Tax Period" shall have the meaning set forth in Section 6.2 hereof.

     "Pre-Closing Tax Period" means (i) any Tax period ending on or before the Closing Date and (ii) with respect to a Tax period that commences before but ends after the Closing Date, the portion of such period up to and including the Closing Date.

     "Pre-Merger Revenues" shall mean an amount equal to the lesser of (i) the Revenue from any investment company or collective investment vehicle (other than a Kaufmann Branded Fund) during the twelve months immediately before such entity merged into the New Series or into any Kaufmann Branded Fund and (ii) annualized run-rate Revenues from any investment company or collective investment vehicle (other than a Kaufmann Branded Fund) as of the date such entity merged into the New Series or into any Kaufmann Branded Fund, assuming assets under management, fees, expenses and expense reimbursements (if any) in respect of such entity remain constant (the lesser of (i) and (ii) being the "Initial Pre-Merger Revenues"), such amount being reduced by 10% of the Initial Pre-Merger Revenues on the one-year anniversary of the date of such merger and by an additional 10% of the Initial Pre-Merger Revenues on each subsequent one-year anniversary of the date of such merger.

      "Preferred Stock" shall have the meaning set forth in Section 4.3.

     "Proceeding" shall mean any claim or commencement of any action or proceeding by any party hereto, any Third Person, any Governmental Entity or any Self Regulatory Organization.

     "Prospectus/Proxy  Statement"  shall have the  meaning set forth in Section
5.9 hereof.

      "Purchase Price" shall have the meaning set forth in Section 2.8 hereof.

      "Purchaser" shall have the meaning set forth in the recitals hereto.

     "Purchaser Disclosure Documents" shall mean the disclosure documents and information relating to Purchaser and its Affiliates delivered to the Seller, De Guardiola, the Seller Shareholders and those employees of Seller to receive Purchaser Shares, as designated by Seller, pursuant hereto.

     "Purchaser Indemnified Parties" shall have the meaning set forth in Section 9.1(a) hereof.

     "Purchaser Material Adverse Effect" shall mean a material adverse effect on the ability of Purchaser to consummate the transactions contemplated hereby or on the business, results of operations, properties (including intangible properties), assets, liabilities, or financial condition of Purchaser and its Subsidiaries, taken as a whole, but excluding any such effect resulting from any change, event or occurrence relating to general economic or market conditions, Purchaser's industry generally (including, without limitation, any regulatory changes) or fluctuations in the market value of Purchaser's assets under management.

      "Purchaser Plans" shall have the meaning set forth in Section 5.12.

     "Purchaser SEC Reports" shall have the meaning set forth in Section 4.4 hereof.

     "Purchaser Schedules" shall mean the schedules which have been delivered by Purchaser to Seller and Seller Shareholders in accordance with this Agreement.

     "Purchaser Shares" means shares of Class B common stock, no par value per share, of the Purchaser (such number of shares to be appropriately adjusted to reflect the effect of any stock split, stock dividend, stock distribution, recapitalization, merger, share exchange or similar event (not including regular cash dividends or cash distributions) occurring on or after the date of this Agreement and prior to or at the Closing) with appropriate restricted securities legends.

     "Real Property Leases" shall have the meaning set forth in Section 3.13(b) hereof.

     "Records" shall mean all records and original documents of Seller as of the Closing Date (a) which pertain to or are utilized by Seller to administer, reflect, monitor, evidence or record information respecting the Business, (b) respecting the Acquired Assets (including, without limitation, the Assigned Contracts) and the Assumed Liabilities, including all such records maintained on electronic or magnetic media or in the electronic data base system of Seller,
(c) which relate or pertain to the Fund or (d) necessary for or appropriate to permit Purchaser, Federated Trust or the New Series to comply with any Law.

     "Regulatory Documents" shall have the meaning set forth in Section 3.14(a) hereof.

     "Revenues" shall mean the aggregate investment advisory fees, subadvisory fees (but only to the extent that such subadvisory fees are not paid by Purchaser or one of its Affiliates), management fees and administrative fees accrued by Purchaser or one of its Affiliates with respect to the assets of an investment company or other collective investment vehicle, net of all fee waivers, expense reimbursements and less net Supplemental Broker Payments. Revenues shall not include transfer agent or other non-asset based fees, distribution or Rule 12b-1 fees, shareholder service fees, portfolio accounting fees or other similar asset-based fees.

     "Seller Schedules" shall mean the schedules which have been delivered by Seller and the Seller Shareholders to Purchaser in accordance with this Agreement.

      "SEC" shall mean the Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Self Regulatory Organization" shall mean the New York Stock Exchange, Inc. and other self-regulatory organizations in the securities or commodities field, including, without limitation, the National Futures Association and the National Association of Securities Dealers, Inc.

      "Seller" shall have the meaning set forth in the recitals hereto.

     "Seller Employees" shall have the meaning set forth in Section 5.12 hereof.

     "Seller Indemnified Parties" shall have the meaning set forth in Section 9.2(a) hereof.

     "Seller Material Adverse Effect" shall mean a material adverse effect on the ability of Seller to consummate the transactions contemplated hereby or on the business, results of operations, properties (including intangible properties), assets, liabilities, or financial condition of Seller, the Fund or Business, taken as a whole, but excluding any such effect resulting from any change, event or occurrence relating to general economic or market conditions, Seller's industry generally (including, without limitation, any regulatory
changes)  or   fluctuations  in  the  market  value  of  Seller's  assets  under management.

      "Seller Plans" shall have the meaning set forth in Section 3.17 hereof.

      "Seller Release" shall mean the release attached hereto as Exhibit E.

     "Seller Shareholders" shall have the meaning set forth in the recitals hereto.

      "Seller Shares" shall have the meaning set forth in Section 3.3.

      "Seller Waiver" shall mean the waiver attached hereto as Exhibit F.

      "Service Mark" shall have the meaning set forth in Section 3.9(j).

      "Share Consideration" shall have the meaning set forth in Section 2.6(b).

     "Six-Year  CAGR"  shall  mean the  greater  of (i) 0 and  (ii)  the  annual compounded growth rate in the Anniversary Applicable Revenues for the Anniversary Year ending on the last day of the sixth Anniversary Year over Starting Fund Revenues. For purposes of calculating the Six-Year CAGR, the following formula shall be utilized: ([the 5th root of (Anniversary Applicable Revenues for year 6/Starting Fund Revenues)]-1).

     "Six-Year Earn-back CAGR" shall mean the greater of (i) 0 and (ii) the annual compounded growth rate in the Anniversary Applicable Revenues for the Anniversary Year ending on the last day of the sixth Anniversary Year over Earn-back Starting Fund Revenues. For purposes of calculating the Six-Year Earn-back CAGR, the following formula shall be utilized: ([the 5th root of (Anniversary Applicable Revenues for year 6/Earn-back Starting Fund Revenues)]-1).

     "Six-Year Earn-back Payment" shall mean the following amounts with regard to the Six-Year Earn-back CAGR:

Six-Year Earn-back CAGR     Six-Year Earn-back Payment

less than 5.00%             $0

equal to 5.00%              25% of the Earn-back
                            Contingent Payment Pool

equal to or greater than    100% of the Earn-back
12.00%                      Contingent Payment Pool


If the Six-Year Earn-back CAGR falls between 5.00% and 12.00%, the Six-Year Earn-back Payment shall be equal to: [((Six-Year Earn-back CAGR - 5.00%)/7.00%) x 75% of the Earn-back Contingent Payment Pool] + 25% of the Earn-back Contingent Payment Pool.



     "Six-Year Lookback Payment" shall mean the following amounts with regard to the Six-Year CAGR:

Six-Year /CAGR              Six-Year Lookback Payment

less than 5.00%             $0

equal to 5.00%              25% of the Contingent
                            Payment Pool

equal to or greater than    100% of the Contingent
12.00%                      Payment Pool


If the Six-Year CAGR falls between 5.00% and 12.00%, the Six-Year Lookback Payment shall be equal to: [((Six-Year CAGR - 5.00%)/7.00%) x 75% of the Contingent Payment Pool] + 25% of the Contingent Payment Pool.

     "Starting Fund Assets" shall mean the daily average of Fund Assets over the 30 day period ending three Business Days prior to the Closing Date.

     "Starting Fund Revenues" shall mean an amount equal to Starting Fund Assets multiplied by 1.35%.

     "Subsidiary" of any party shall mean (a) a corporation, a majority of the voting or capital stock of which is, at the time, directly or indirectly owned by such party and (b) any other Person (other than a corporation) in which such party, directly or indirectly (i) owns a majority of the equity or other interest thereof and (ii) has the power to elect or direct the election of a majority of the members of the governing body of such Person or otherwise has control over such Person (e.g., as the managing partner of a partnership).

     "Supplemental Broker Payments" shall mean any payments made by any Affiliate of Purchaser (other than Federated Trust (on behalf of the New Series) or other collective investment vehicle) to third-party brokers, dealers, investment advisers, or any other financial intermediary or service provider that is not Purchaser or any Affiliate of Purchaser, which payments (i) are made as compensation for distribution, shareholder servicing, sub-transfer agency and related or similar services rendered to the New Series or a Kaufmann Branded Fund or customers of such intermediary who are shareholders of the New Series or Kaufmann Branded Fund, and (ii) are computed as a percentage of the average net asset value of shares held by the customers of such intermediary or are a per-account charge for each customer of such intermediary.

      "Survival Period" shall have the meaning set forth in Section 10.1 hereof.

     "Tax" or "Taxes" shall mean all taxes, charges, fees, levies or other assessments of any nature whatsoever, including, without limitation, any federal income, alternative minimum tax, gross receipts, excise, real or personal property, sales, value-added, withholding, social security, payroll, employment, severance, stamp, documentary, gains, environmental, retirement, unemployment, occupation, use, ad valorem, service, net worth, franchise, transfer and recording taxes, imposed by any federal, state, local or foreign taxing authority, and shall include all interest, penalties and additions imposed with respect to such amounts.

     "Tax Returns" shall mean all returns,  reports,  information  statements or other documents (including, without limitation, elections, declarations, disclosures, schedules, estimates, information, and amended returns) provided to or filed or required to be provided to or filed with any taxing authority relating to Taxes.

      "Third Person" shall have the meaning set forth in Section 9.3(a) hereof.

     "Third Person Claim" shall have the meaning set forth in Section 9.3(a) hereof.

     "Transaction Costs" shall have the meaning set forth in Section 5.6 hereof.

     "Transfer Taxes" shall mean all sales, use, value-added, privilege, transfer, documentary, gains, stamp, duties, and similar Taxes (including any penalties, interest or additions) imposed upon any party and incurred in connection with the transactions contemplated by this Agreement and any and all recording or filing fees with respect thereto or the instruments transferring the Acquired Assets.

     "Utsch Employment Agreement" shall mean the employment agreement by and between Purchaser or one of its Affiliates and Mr. Utsch as entered into on the date hereof.

     "Valuation Date Statement" shall have the meaning set forth in Section 2.7(b) hereof.



                                      ARTICLE II
                            PURCHASE AND SALE OF ASSETS AND
                          ASSUMPTION OF LIABILITIES; CLOSING

     Section 2.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, convey, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, all right, title and interest in and to each of the Acquired Assets. The sale, transfer, assignment and delivery by Seller of the Acquired Assets to Purchaser shall be effected on the Closing Date by deeds, bills of sale, endorsements, stock powers, assignments and other instruments of transfer and conveyance reasonably satisfactory in form and substance to counsel for Seller and Purchaser. The consideration to be paid by Purchaser for the Acquired Assets is set forth in Sections 2.6, 2.7 and 2.8 hereof.

     Section 2.2 Excluded Assets. It is understood and agreed that Purchaser shall not acquire from Seller, and Seller shall retain ownership of, all right, title and interest in and to each of the Excluded Assets.

     Section 2.3 Assumption of Liabilities. Effective as of the Closing, Purchaser shall assume, and shall become liable for, the Assumed Liabilities. The Purchaser will not assume or have any responsibility, however, with respect to any other obligation or liability of Seller not specifically included in the definition of Assumed Liabilities. At the Closing, Purchaser and Seller shall execute and deliver an assignment and assumption agreement and such other documents as may be necessary in respect of Purchaser's assumption of the Assumed Liabilities reasonably satisfactory in form and substance to counsel for Seller and Purchaser.

     Section 2.4 Excluded Liabilities. It is understood and agreed that Purchaser is not assuming, and shall not be deemed to have assumed or have any liability with regard to, the Excluded Liabilities, and Seller shall remain and be solely and exclusively liable with regard to, and shall promptly pay and discharge when due, all of the Excluded Liabilities.

     Section 2.5 Closing; Effective Date. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at such location as the parties hereto mutually agree, at 10:00 a.m, New York City time, on the first Friday which is a Business Day following the first Business Day after the satisfaction or waiver of all conditions set forth in Article VII hereof (other than those conditions which can only be fulfilled at the Closing); provided, however, that if such date shall be the last Friday of a month, such Closing shall occur on the following Friday, or on such other time or date as the parties hereto mutually agree (the "Closing Date"). At the Closing, each of the parties shall deliver or cause to be delivered to the intended recipient any moneys, documents, assignments (including Intellectual Property assignments) and instruments required to be delivered by or on behalf of such party at or prior to the Closing pursuant to the terms of this Agreement. Subject to the provisions of Section 8.1 below, failure to consummate the purchase and sale provided for in this Agreement on the date, time and place determined pursuant to the foregoing provisions of this Section 2.5 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement; provided, however, that (i) such failure occurred despite good faith efforts of the parties to this Agreement and (ii) the Closing occurs on the next Friday (which is a Business Day and which is not the last Friday of a month) after the date of such failure to close (and any failure to effect the Closing on such next contemplated Friday shall permit any party not causing such failure to immediately terminate this Agreement upon notice to the other party).

     Section 2.6 Closing Payment. In consideration of the sale and transfer of the Acquired Assets to Purchaser in accordance with this Agreement and the assumption by Purchaser of the Assumed Liabilities, subject to Section 2.7 hereof, Purchaser shall pay to Seller at the Closing (as adjusted as set forth in Section 2.7 hereof, collectively, the "Closing Payment"):

     (a) By wire transfer of immediately available funds to an account designated in writing by Seller to Purchaser not less than 10 days prior to the Closing Date, the amount equal to the product of Starting Fund Revenues times
4.1 times  95.00%,  such amount to be adjusted  for any payments due pursuant to
Section 5.13 hereof (the "Cash Consideration"); and

     (b) By delivery to Seller of a validly issued, duly executed certificate registered in the name of Seller representing a number of Purchaser Shares equal to the product of Starting Fund Revenues times 4.1 times 5.00%, divided by the Average Stock Price (the "Share Consideration").

      Section 2.7 Closing Payment Determination.
                  -----------------------------

     (a) For Closing. Immediately following the close of business on the day which is two Business Days prior to the Closing, Seller shall deliver to Purchaser a statement, verified by State Street Bank, of the Fund Assets as of the close of business on each day for the 30 day period utilized to determine Starting Fund Assets.

     (b) Valuation Date Statement. As promptly as practicable, but in no event later than 30 days after the Closing, Purchaser shall cause to be prepared and delivered to Seller a statement (the "Valuation Date Statement") setting forth the amount of the Starting Fund Assets, using pricing procedures reasonably acceptable to Purchaser and Seller.

     (c) Cooperation by Seller. Seller shall make available to Purchaser and its representatives (at no cost to Purchaser) such books, records and employees of Seller, or any of its Subsidiaries, if any, and cooperate with Purchaser in such other reasonable respects, as may be necessary for Purchaser's preparation of the Valuation Date Statement. Seller and its representatives shall have the right to review the work papers, schedules, memoranda and other documents and information prepared or reviewed by Purchaser and to communicate with the persons who conducted such preparation, review or count.

     (d) Dispute Resolution. Within 20 days after the delivery of the Valuation Date Statement to Seller, Seller shall notify Purchaser in writing of any objections to the Valuation Date Statement, specifying in reasonable detail any such objections, and if Seller fails to notify Purchaser in writing of any objections within such period, Seller shall be deemed to have agreed to the Valuation Date Statement as prepared by Purchaser. If Seller does not so object or if Seller and Purchaser agree on the resolution of all such objections, the Valuation Date Statement (with any such changes as may be agreed) shall be final and binding. Purchaser and Seller shall negotiate in good faith to attempt to resolve any such objections, provided that Seller and Purchaser shall each have the right, at any time, to unilaterally terminate (by notice in writing) all discussions with respect to such objections or changes. Not later than ten Business Days after either Seller or Purchaser shall have terminated such discussions, all such disputed items shall be submitted for resolution to the Accounting Firm. Seller and Purchaser shall use reasonable efforts to cause the report of the Accounting Firm to be rendered within 20 days of its appointment, and the Accounting Firm's determination as to the appropriateness and extent of changes (if any) to the Valuation Date Statement shall be final and binding. The fees and expenses of the Accounting Firm under this Section 2.7(d) shall be shared equally by Seller and Purchaser.

(e)   Post-Closing Adjustment.
      -----------------------

(i)  If the Starting Fund Assets, as finally  determined  pursuant to subsection
     (d) of this Section 2.7, differ from the Starting Fund Assets utilized for the Closing, the Closing Payment shall be recalculated, in accordance with Sections 2.6 and 2.7(a);

(ii) If the Closing Payment, as adjusted pursuant to this subsection (e), is less than the amount paid by Purchaser at the Closing, Seller shall pay to Purchaser, in immediately available funds and by return of Purchaser Shares, as applicable, the amount of such deficit with interest from the Closing Date through the date of payment at the Agreed Interest Rate solely with respect to the cash component thereof. Purchaser Shares returned pursuant to the preceding sentence shall be delivered to Purchaser free and clear of any and all Liens. If the Closing Payment, as adjusted pursuant to this subsection (e) , is greater than the amount paid by Purchaser at the Closing, Purchaser shall pay to Seller, in immediately available funds and by delivery of additional validly issued, duly executed Purchaser Shares, the amount of such excess with interest from the Closing Date through the date of payment at the Agreed Interest Rate solely with respect to the cash component thereof; and

(iii)Any sums payable and shares deliverable pursuant to this subsection (e) shall be paid and delivered within five Business Days after the final determination of the Starting Fund Assets pursuant to subsection (d) hereof.

     Section 2.8 Contingent Sale Consideration. In further consideration for the sale and transfer of the Acquired Assets to Purchaser in accordance with this Agreement and the assumption by Purchaser of the Assumed Liabilities, Purchaser shall pay in cash to Seller the Contingent Payments, if any, as follows (the sum of the Closing Payment, all Contingent Payments and any Gross Divestiture Payment being referred to in this Agreement as the "Purchase Price"):

(a) For each of the first through the fifth Anniversary Years, Purchaser shall pay, within 20 days after the end of such Anniversary Year, an amount equal to
(i) if a Fund Divestiture has not occurred, the sum of the Anniversary Year Payment and the Earn-back Anniversary Year Payment for such Anniversary Year or
(ii) if a Fund Divestiture has occurred, the product of (A) the Sum of the Anniversary Year Payment and the Earn-back Anniversary Year Payment for such Anniversary Year and (B) 100% less the Fund Divestiture Percentage;

(b) At the end of each of the second, third and fourth Anniversary Years, Purchaser shall pay, in addition to the amounts set forth in Section 2.8(a) above, within 20 days after the end of such Anniversary Year, the excess, if any, of (i) the sum of (x) the Interim-Year Lookback Payment for such Anniversary Year and (y) the Interim-Year Earn-back Payment for such Anniversary Year over (ii) the sum of (A) the aggregate amounts paid or required to be paid pursuant to Section 2.8(a) above and all previous payments under this Section 2.8(b) and (B) the Gross Divestiture Payment;

(c) At the end of the fifth Anniversary Year, Purchaser shall pay, in addition to the amounts set forth in Sections 2.8(a) and 2.8(b) above, within 20 days after the end of such Anniversary Year, the excess, if any, of (i) the sum of
(x) the Five-Year Lookback Payment and (y) the Five-Year  Earn-back Payment over
(ii) the sum of (A) the aggregate amounts paid or required to be paid pursuant to Sections 2.8(a) and 2.8(b) above and (B) the Gross Divestiture Payment;

(d) At the end of the sixth Anniversary Year and in the event that less than the sum of the total Contingent Payment Pool and the total Earn-back Contingent Payment Pool has been paid with respect to the first five Anniversary Years pursuant to Sections 2.8(a), 2.8(b) and 2.8(c) above, Purchaser shall pay in addition to the amounts set forth in Sections 2.8(a), 2.8(b) and 2.8(c) above, within 20 days after the end of such Anniversary Year, the excess, if any, of
(i) the sum of (x) the Six-Year Lookback Payment and (y) the Six-Year Earn-back Payment over (ii) the sum of (A) the aggregate amounts paid or required to be paid pursuant to Sections 2.8(a), 2.8(b) and 2.8(c) above and (B), the Gross Divestiture Payment;

(e) As promptly as practicable, but in no event later than 20 days after the end of each Anniversary Year, Purchaser shall cause to be prepared and delivered to Seller a statement (the "Contingent Payment Statement") setting forth the amount of the Anniversary Year CAGR, the Earn-back Anniversary Year CAGR, the
Interim-Year CAGR, the Interim-Year Earn-back CAGR, the Five-Year CAGR (if applicable), the Five-Year Earn-back CAGR (if applicable), the Six-Year CAGR (if applicable), the Six-Year Earn-back CAGR (if applicable) and the Contingent Payments payable pursuant to Sections 2.8(a), 2.8(b), 2.8(c) and 2.8(d) hereof and setting forth the components thereof in reasonable detail;

(f) The Seller Shareholders, Seller and their respective representatives shall have the right to review the work papers, schedules, memoranda and other documents and information prepared or reviewed by Purchaser and to communicate with the persons who conducted such preparation or review in connection with each Contingent Payment Statement. Purchaser and its Affiliates shall provide the Seller Shareholders, Seller and their respective employees, auditors and other agents reasonable access to the officers, employees, contracts, books and records of Purchaser, its Affiliates and their funds as the Seller Shareholders, Seller or their respective employees, auditors or other agents may reasonably request in order to verify the amount of any Contingent Payment;

(g) Within 30 days after the delivery of a Contingent Payment Statement to Seller, Seller shall notify Purchaser of any objection to such Contingent Payment Statement, specifying in reasonable detail any such objections, and if Seller fails to notify Purchaser of any objections within such period Seller shall be deemed to have agreed to the Contingent Payment Statement as prepared by Purchaser. If (i) Seller does not so object within such 30 day period, or
(ii) Seller provides Purchaser with notice that it accepts the Contingent Payment Statement prior to the end of such 30 day period, or (iii) Purchaser and Seller agree on the resolution of all such objections, the Contingent Payment Statement (with any such changes as may be agreed) shall be final and binding, and the applicable Contingent Payment shall be paid by Purchaser to Seller within 10 days of such 30 day period, such notice of acceptance of the Contingent Payment Statement, or such agreement between the Purchaser and Seller, as the case may be. Purchaser and Seller shall negotiate in good faith to attempt to resolve any such objections, provided that Purchaser and Seller shall each have the right, at any time, to unilaterally terminate in writing all discussions with respect to such objections or changes. Not later than 10 days after either Purchaser or Seller shall have terminated such discussions, the parties shall submit all such disputed items to the Accounting Firm for resolution. Purchaser and Seller shall use reasonable efforts to cause the report of the Accounting Firm to be rendered within 20 days of its appointment, and the Accounting Firm's determination as to the appropriateness and extent of changes (if any) to the Contingent Payment Statement shall be final and binding. The fees and expenses of the Accounting Firm incurred under this Section 2.8(g) shall be shared equally by Seller and Purchaser;

(h) In the event that, during the Contingent Payment Period, there is a transaction in which (i) as a result of such transaction, the Voting Shares Irrevocable Trust dated May 31, 1989, the trustees of which currently are John
F. Donahue, his wife and his son J. Christopher Donahue, for the benefit of the members of the family of John F. Donahue (the "Voting Trust"), which owns 100% of the Class A Common Stock of the Purchaser, no longer has the power to elect, directly or indirectly, a majority of the Board of Directors of (A) Purchaser or any successor entity and (B) each direct or indirect subsidiary of the Purchaser which owns or controls, directly or indirectly, the investment advisor, subadviser or manager of the New Series or (ii) there is a change in control of greater than 50% of the Class A Common Stock of the Purchaser or (iii) Purchaser or any Affiliate of Purchaser which previously served as an investment adviser, subadviser, or manager to the New Series ceases to serve in that capacity, shareholder approval of a new advisory, subadvisory or management agreement is required in connection with such cessation, and no entity entering into such new advisory, subadvisory or management agreement is controlled, whether directly or indirectly, by the Voting Trust (such transaction, a "Fund Divestiture"), then Purchaser shall, upon the consummation of such Fund Divestiture, be obligated to pay to the Seller an amount equal to the product of (1) the applicable Fund Divestiture Percentage and (2) the present value of the aggregate amount of the Contingent Payment Pool and Earn-back Contingent Payment Pool remaining after deducting the aggregate payments made under Sections 2.8(a), 2.8(b), 2.8(c) and 2.8(d), above (present value being calculated, for purposes of this Section 2.8(h), (a) for the Contingent Payment Pool, using the Agreed Interest Rate as the discount rate and (b) for the Earn-back Contingent Payment Pool, using 10% as the discount rate assuming in each case, that the maximum payments that could be made in each year are made). Any payment to be made in respect of a Fund Divestiture pursuant to this Section 2.8(h) (the "Fund Divestiture Payment") shall be made at the time of closing of the Fund Divestiture;

(i) Each Contingent Payment shall be paid by Purchaser to Seller by wire transfer of immediately available funds to an account specified in writing to Purchaser not less than 10 days prior to the payment thereof. Any payments to be made by Purchaser pursuant to this Section 2.8 which have not been paid within 20 days from the date of the end of the applicable Anniversary Year shall be made together with interest at the Agreed Interest Rate from the date 21 days following the date of the end of the applicable Anniversary Year to the date immediately preceding the date of payment;

(j) During the period commencing on the Closing Date and ending on the last day of the sixth Anniversary Year, Purchaser shall provide Seller prompt written notice of the establishment of any entity (whether by the formation of a new entity or by the change in the name or marketing or the acquisition of an existing entity) that may qualify as a Kaufmann Branded Fund. In connection with such notice Purchaser shall provide Seller with a prospectus or draft prospectus or other applicable offering document for such entity. Seller shall have 20 days following the receipt of a notice pursuant to this Section 2.8(j) to provide Purchaser with written notice as to whether the relevant entity will be included as a Kaufmann Branded Fund. If Seller fails to provide such written notice within 20 days, the new entity shall conclusively be deemed not to be a Kaufmann Branded Fund. Purchaser shall provide Seller with such information regarding the potential Kaufmann Branded Fund and Purchaser's and its Affiliates' investment, marketing and other business plans regarding the potential Kaufmann Branded Fund as Seller shall reasonably request in connection with Seller's determination hereunder. Seller shall treat such information and plans as confidential and shall use such information and plans only in connection with Seller's determination hereunder;

(k) During the period commencing on the Closing Date and ending on the last day of the sixth Anniversary Year, Purchaser will have in place all necessary accounting and other systems to enable the parties to accurately determine the Applicable Revenues for purposes of all calculations hereunder; and

(l) Notwithstanding any other provision of this Agreement, in no event shall the sum of all Contingent Payments and a Gross Divestiture Payment exceed the sum of the Contingent Payment Pool and the Earn-back Contingent Payment Pool.

      Section 2.9 [Intentionally Omitted].

     Section 2.10 Dissolution of Seller. Notwithstanding anything herein to the contrary, at any time following the Closing (i) the Seller Shareholders shall have the right to cause the dissolution of Seller and the distribution of Seller's assets and liabilities to the Seller Shareholders (who thereafter shall unanimously make any decisions previously required hereunder or under the
Auriana Employment Agreement and Utsch Employment Agreement to be made by Seller); provided, that in the case of any such dissolution, each of Mr. Auriana and Mr. Utsch shall be jointly and severally liable for and shall perform any obligations of Seller hereunder as if they were Seller (provided, however, with respect the Seller Shareholders' indemnification obligations, then on the basis set forth in Section 9.1(a) rather than jointly and severally), and (ii) Seller and each Seller Shareholder shall have the right to assign to any Person the right to receive any Contingent Payments which Seller or such Seller Shareholder otherwise would be entitled to receive under this Agreement, provided that such right of assignment may only be exercised if the prospective assignee has executed prior to such proposed assignment an agreement, in form and substance satisfactory to Purchaser in its sole discretion, assuming joint and several liability with the assignor for the obligations of the assignor under Article IX, and any purported assignment in the absence of such assumption and approval shall be void and Purchaser shall be under no obligation to make any payment to the purported assignee. In the event of a dissolution by Seller and the distribution of Seller's assets, including any Purchaser Shares, Seller and the Seller Shareholders each understand and agree that Purchaser Shares shall continue to be subject to the restrictions described in Section 3.26 following any  such  transfer  and that  such  shares  shall  not be  transferred  without registration under the Securities Act, or otherwise in compliance with applicable state, local and foreign securities laws.

     Section 2.11 Purchase Price Treatment. Each of Purchaser, Seller and the Seller Shareholders agree that all payments of the Purchase Price (other than interest thereon, if any) and the assumption of the Assumed Assets are consideration for the purchase of the Acquired Assets by Purchaser from Seller and agree to so report such payments of the Purchase Price on their respective Tax Returns.

     Section 2.12 Purchase Price Allocation. The Closing Payment shall be allocated among the Acquired Assets as specified on Exhibit 2.12 hereto (the "Allocation"). Any subsequent adjustments to the Closing Payment and/or Contingent Payments shall be reflected in the Allocation as revised hereunder in a manner consistent with the Allocation set forth on Exhibit 2.12 and in accordance with Section 1060 of the Code and Treasury Regulation Section 1.1060-1T(f). If Purchaser and Seller are unable to agree on any subsequent adjustment to the Allocation in light of adjustments to the Closing Payment and/or Contingent Payments, then any such disputed items shall be resolved by the Accounting Firm. The Accounting Firm shall resolve the dispute within 30 days of having the items referred to it and such resolution shall be binding on the parties. The costs, fees and expenses of the Accounting Firm shall be borne equally by Seller and Purchaser. Purchaser, Seller Shareholders and Seller agree to (i) be bound by the Allocation, (ii) act in accordance with the Allocation in the filing of all Tax Returns (including filing Form 8594 with its federal income Tax Return for the taxable year that includes the Closing Date) and in the course of any Tax audit or Tax litigation relating thereto and (iii) take no position inconsistent with the Allocation for all Tax purposes, except, in each case, to the extent that, there has been a determination (within the meaning of Section 1313 of the Code) contrary to such position.



                                      ARTICLE III
                           REPRESENTATIONS AND WARRANTIES OF
                          SELLER AND THE SELLER SHAREHOLDERS

     Seller, Mr. Auriana and Mr. Utsch hereby jointly and severally (subject to Section 9.1 below) represent and warrant to Purchaser as follows: -----------

     Section 3.1 Organization of Seller and its Subsidiaries. Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of New York. Seller has the corporate power and authority to carry on its business as it is now being conducted, to own, lease and operate all of its properties and assets that it purports to own or use, to perform all its obligations under any Contract to which it is a party or which the Acquired Assets are subject to or bound, and is duly licensed or qualified to do business and in good standing under the laws of each state or other jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary. Schedule 3.1 contains a list of jurisdictions where Seller is so qualified or licensed. The copies of the Articles of Incorporation and By-laws and any amendments thereto of Seller heretofore delivered to Purchaser are complete and correct copies of such instruments as in effect as of the date of this Agreement. Schedule 3.1 lists each of the Subsidiaries of Seller, the jurisdiction of incorporation for each Subsidiary and any foreign qualification with respect to any such Subsidiary. Each Subsidiary of Seller is duly organized and validly existing and in good standing under the laws of the state in which it was incorporated and is duly qualified to do business and licensed and in good standing under the laws of each state or other jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased or operated by it makes qualification or licensing necessary. Seller owns no equity or debt interest in any Person other than as set forth on Schedule 3.1. EAA, Inc. has not engaged in any business or entered into any transactions since the day of its incorporation. EAA, Inc. has not entered into or committed to enter into any Contract. Other than EAA, Inc., Seller does not have and has never had any Subsidiaries.

     Section 3.2 Authorization. Seller and each of the Seller Shareholders has the requisite power and authority to execute, deliver and perform this Agreement and the other agreements, documents and instruments to be executed, delivered and performed by Seller and/or the Seller Shareholders in connection with this Agreement and to consummate the transactions contemplated hereby and thereby. Seller and each of the Seller Shareholders has taken all action required for the execution, delivery and performance of this Agreement and the other agreements, documents and instruments to be executed and delivered by Seller and/or the Seller Shareholders in connection with this Agreement and the consummation of the transactions contemplated hereby and thereby, and no other action is necessary by Seller, its Board of Directors or either of the Seller Shareholders, to authorize the execution, delivery and performance by Seller and the Seller Shareholders of this Agreement and such other agreements, documents and instruments and the consummation of the transactions contemplated hereby and thereby. This Agreement and each of the other agreements, documents and instruments to be executed and delivered by Seller and/or Seller Shareholders in connection with this Agreement have been duly executed and delivered by Seller and each of the Seller Shareholders, as applicable, and, assuming the due authorization, execution and delivery of each such agreement by all of the other parties hereto and thereto, will constitute a legal, valid and binding agreement of Seller and each of the Seller Shareholders, enforceable against Seller and each of the Seller Shareholders in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Seller and each of the Seller Shareholders has the right, power, authority, and capacity to execute and deliver this Agreement and each of the other agreements, documents and instruments to be executed and delivered by Seller and/or Seller Shareholders in connection with this Agreement, and to perform his and its obligations under this Agreement and each of the other agreements, documents and instruments to be executed and delivered by Seller and/or Seller Shareholders in connection with this Agreement. Each of the Seller Shareholders has all requisite legal capacity to enter into this Agreement and each of the other agreements, documents and instruments to be executed and delivered by him in connection with this Agreement and to perform his respective obligations hereunder and thereunder.

     Section 3.3 Capitalization. The authorized capital stock of Seller consists of 1000 shares of common stock, par value $1000 per share (the "Seller Shares"), 200 shares of which are issued and outstanding. The Seller Shareholders beneficially own all of the issued and outstanding Seller Shares. The Seller Shares represent the only authorized class of capital stock of Seller. Except for the Seller Shares, there are no shares of capital stock of Seller issued and outstanding. Schedule 3.3 contains a description of convertible securities of Seller including, without limitation, the amount and type of outstanding convertible securities and the names of holders of such convertible securities. Except as set forth in Schedule 3.3, the Seller Shares have been duly and validly issued, are fully paid and nonassessable and were not issued in violation of preemptive or similar rights or applicable Law including, without limitation, the Securities Act of 1933. Except as set forth on Schedule 3.3, there are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of Seller. Except as set forth on Schedule 3.3 hereto, all of the capital stock of each of the Subsidiaries of Seller is wholly-owned by Seller. All of the shares of capital stock of each of the Subsidiaries of Seller are fully paid and non-assessable and are owned by Seller free and clear of all liens, claims and encumbrances.

     Section 3.4 No Violations. Except as set forth on Schedule 3.4, neither the execution, delivery or performance of this Agreement by Seller and the Seller Shareholders, the execution, delivery and performance of the agreements, documents and instruments to be executed and delivered by Seller and/or the Seller Shareholders in connection herewith nor the consummation by Seller and/or the Seller Shareholders of the transactions contemplated hereby and thereby will:

     (a) violate or conflict with or result in any breach of any provision of the Articles of Incorporation or By-Laws (or partnership agreements, limited liability company agreements or other similar governing documents) of Seller, its Subsidiaries or the Fund or any resolution adopted by the Seller Shareholders, the Board of Directors of Seller, its Subsidiaries or the Fund;

     (b) subject any Licenses and Permits of Seller, its Subsidiaries or the Fund to cancellation, withdrawal, termination, suspension, modification or revocation;

     (c)  violate  or  conflict  with  any  Laws   applicable  to  Seller,   its
Subsidiaries, or the Fund or by which any of their respective properties or assets may be bound; or

     (d) result in a violation or breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or give rise to any right of termination, modification, cancellation or acceleration or result in the imposition of any Lien or the creation of any security interest, charge or encumbrance upon any of the assets of Seller, its Subsidiaries or the Fund under any Contract to which Seller, its Subsidiaries or the Fund is a party, or by which any of their respective properties or assets may be bound.

     Section 3.5 Governmental Consents. No consent, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by Seller, its Subsidiaries, the Seller Shareholders or the Fund in connection with the execution, delivery or performance of this Agreement and the other agreements, documents and instruments to be executed and delivered by Seller and/or the Seller Shareholders in connection herewith or the consummation of the transactions contemplated hereby or thereby, except (a) as may be required pursuant to the HSR Act, (b) as may be required by any Self Regulatory Organization, (c) the items set forth in Schedule 3.8(b) hereto required in connection with Licenses and Permits, (d) filings of proxy materials with the SEC that will be required to be made in connection with the Fund Shareholder Approval and (e) filings of prospectus supplements and/or registration statement amendments with the SEC that will be required to be made to update the Fund's or New Series' prospectus disclosure in connection with the transactions contemplated hereby.

     Section 3.6 No Default. None of Seller, its Subsidiaries or the Fund is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of: (i) the Articles of Incorporation or By-Laws of Seller, its Subsidiaries or the Fund or (ii) any License and Permit of Seller its Subsidiaries, or the Fund.

     Section 3.7 Litigation. Except as set forth in Schedule 3.7, there are no claims, suits, actions or proceedings pending or, to the Knowledge of Seller, threatened, nor to the Knowledge of Seller are there any investigations or reviews pending or threatened, against, relating to or affecting Seller, its Subsidiaries, the Acquired Assets or the Fund before any Governmental Entity, Self Regulatory Organization or arbitral tribunal, nor is Seller, its Subsidiaries, the Fund or the Acquired Assets subject to any judgment, decree, order, injunction, writ or rule of any Governmental Entity, Self Regulatory Organization or arbitral tribunal.

      Section 3.8 Compliance with Law.
                  -------------------

     (a) Seller, its Subsidiaries, the Seller Shareholders and the Fund, and each of their respective officers, directors and Affiliates, have complied with all Laws and have at all times had and now have all Licenses and Permits which are necessary for the lawful ownership of their respective properties and assets and necessary for the conduct of Seller's, its Subsidiaries', Seller Shareholders' or the Fund's respective businesses (including, without limitation, the Business) and are not in default with respect to, any Law, order, writ, judgment, award, injunction or decree of any Governmental Entity, Self Regulatory Organization or arbitral tribunal, applicable to Seller's, its Subsidiaries', Seller Shareholders' and the Fund's respective businesses including, without limitation, the Business, or any of Seller's, its Subsidiaries', Seller Shareholders' or the Fund's respective assets, properties or operations including, without limitation, the Acquired Assets. None of Seller, its Subsidiaries, the Fund or their respective Affiliates has Knowledge of any outstanding violations of any Laws nor has received notice or communication from any Governmental Entity or from any Self Regulatory Organization or the staffs thereof (i) asserting that, or commencing an investigation as to whether, any of Seller, its Subsidiaries, Seller Shareholders, the Fund or their respective officers, directors or Affiliates is not in compliance with any Law, order, decree, judgment, injunction, writ or rule, or (ii) threatening to revoke any Licenses or Permit of Seller, either of the Seller Shareholders or the Fund;

     (b) Schedule 3.8(b) contains a complete and accurate list of each License and Permit of the Seller, its Subsidiaries or the Fund or each License or Permit that otherwise relates to the Business, the Fund or to the Acquired Assets. Each License and Permit listed on Schedule 3.8(b) is valid and in full force and effect. The Permits and Licenses listed in Schedule 3.8(b) collectively constitute all of the Licenses and Permits necessary to permit the Seller, its Subsidiaries and the Fund to lawfully conduct and operate their respective businesses and to permit the Seller, its Subsidiaries and the Fund to own and use their respective assets;

     (c) Except as set forth in Schedule 3.8(c): ---------------

(i) Seller, its Subsidiaries and the Fund are, and at all times have been, in full compliance with all of the terms and requirements of each License and Permit identified or required to be identified in Schedule 3.8(b);

(ii) no event has occurred or circumstance exists that would reasonably be expected to (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any License or Permit listed or required to be listed in Schedule 3.8(b), or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any License or Permit listed or required to be listed in
     Schedule 3.8(b); and

(iii)all applications required to have been filed for the renewal of the Licenses and Permits listed or required to be listed in Schedule 3.8(b) have been duly filed on a timely basis with the appropriate Governmental Entity, Self Regulatory Organization or such other Person as is necessary for Seller and each of its Subsidiaries to be in compliance with applicable Laws, and all other filings required to have been made with respect to such Licenses and Permits have been duly made on a timely basis with the appropriate Governmental Entities, Self Regulatory Organizations and other such Persons.

     (d) There are no proceedings pending (nor, to the Knowledge of Seller, threatened, nor has any event occurred or does any condition exist that is reasonably likely to form the basis for any proceeding) that is reasonably likely to result in the revocation, cancellation or suspension, or any adverse modification, of any Permit and License referred to in Section 3.8(b), and the execution, delivery and performance of this Agreement and the consummation of any transactions contemplated hereby will not result in any such revocation, cancellation, suspension or modification; and

     (e) Except as set forth in Schedule 3.8(e), none of Seller, its Subsidiaries, the Fund, or any Affiliate, officer, director or employee thereof, is a party or subject to any order, judgment or decree (other than exemptive orders) relating to the Business or the Acquired Assets with or by any federal, state, local or foreign regulatory authority.

      Section 3.9 Fund Related Issues.
                  -------------------

     (a) The Fund is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power, right and authority to own its properties and to carry on its business as it is now conducted, and is qualified to do business in each jurisdiction where it is required to do so under applicable Law;

     (b) The authorized capital stock of the Fund consists of 2,000,000 shares of common stock, par value $.10 per share (the "Fund Shares"), of which 526,674,590 shares were issued and outstanding as of October 1, 2000. The Fund Shares represent the only authorized capital stock of the Fund on the date hereof, and except for the aforementioned 526,674,590 issued and outstanding Fund Shares, at October 1, 2000 there were no shares of the capital stock of the Fund issued and outstanding. All issued Fund Shares, whether outstanding or other, have been duly and validly issued, are fully paid and nonassessable, and were not issued in violation of preemptive or similar rights or applicable Law including, without limitation, the Securities Act of 1933;

(c)   The Fund is duly registered as an investment company under the 1940 Act;

     (d) All outstanding Fund Shares that were required to be registered under the Securities Act have been sold pursuant to an effective registration statement filed thereunder and are qualified for sale, or an exemption therefrom is in full force and effect, in each state and territory of the United States and the District of Columbia and in any foreign jurisdiction to the extent required under applicable Law and no such registration statement contained, as of its effective date, any untrue statement of material fact or omitted to state a material fact required to be stated therein in order to make the statements therein not misleading or is subject to any stop order or similar order restricting its use;

     (e) The Fund has been, is being, and will through to Closing be operated in compliance with its investment objectives, policies, and descriptions, including without limitation those set forth in the Fund's prospectus or statement of additional information of the Fund;

     (f) The Fund is not in default under any Contract, or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations is bound or receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default, nor, to Seller's Knowledge, is any other party to any such Contract or instrument in default thereunder. Each Contract or other instrument to which the Fund is a party or by which its assets, business, or operations is bound or receives benefits (other than Contracts involving the purchase and sale of securities to non-Affiliates in the ordinary course of business and Contracts between the Fund and its shareholders in such capacity (e.g., shareholder accounts)) has been delivered or made available to Purchaser (in the case of written Contracts, by delivery or availability of true, complete and correct copies, and in the case of oral Contracts, by delivery or availability of written summaries of the material terms of each such oral Contract) and has been listed on Schedule 3.9(f);

(g)   Except as set forth on Schedule 3.9(g):
                             ---------------

(i) The audited balance sheets of the Fund as of December 31, 1997, December 31, 1998, and December 31, 1999, and the related financial statements for the years ended December 31, 1997, 1998, and 1999, as reported on by the Fund's independent auditors, have been prepared in accordance with GAAP, which have been consistently applied, except as otherwise disclosed therein, and present or will present fairly, in all material respects, the financial position and other financial results of the Fund at the dates, and for the periods, stated therein;

(ii) The books of  account  of the Fund have been and  through  Closing  will be
     maintained  in  compliance   with  all  applicable   legal  and  accounting
     requirements in all material respects;

(iii)The Fund has no obligation or liability  (contingent  or otherwise)  except
     (i) as reflected in the Fund's financial statements prior to the date of this Agreement and (ii) for commitments and obligations made, or liabilities incurred, in the ordinary course of its business consistent with past practices; and

(iv) Since December 31, 1999, (A) the Fund has conducted its business only in the ordinary course and consistent with past practice, and (B) since
     December 31, 1999 there has been no material adverse change in the financial condition, business, operations, properties, assets or condition of the Fund, taken as a whole, but excluding any such effect resulting from
     (1) any change, event or occurrence relating to general economic or market conditions, (2) the Fund's industry generally (including, without limitation, any regulatory changes), (3) net redemptions of Fund Shares or an increase in the rate of such redemptions, or (4) fluctuations in the market value of the Fund's Assets.

     (h)  Neither the Fund nor any  "affiliated  person" (as defined in the 1940
Act) of the Fund has been  convicted of any felony or  misdemeanor  described in
Section 9(a)(1) of the 1940 Act, nor has any affiliated person of the Fund been subject, or is presently subject, to any disqualification that would be a basis for disqualification as an investment adviser, employee, officer or director of an investment company under Section 9 of the 1940 Act and, to Seller's Knowledge, there is no proceeding or investigation that is reasonably likely to become the basis for, any such disqualification. Except as set forth on Schedule 3.9(h), the Fund Board has operated at all times in conformity with the requirements and restrictions of Sections 10 and 16 of the 1940 Act; and

     (i) The materials supplied by Seller to the Fund Board in connection with the approvals described in Section 5.9 of this Agreement will provide all information necessary in order to satisfy the requirements of Section 15 of the 1940 Act, and such materials and information will be complete in all respects and will not contain any untrue statement of a material fact or omit therefrom a material fact required to be stated therein or necessary to make the statements therein not false or misleading.

     (j) The Fund owns all right, title and interest in and to the service mark "Kaufmann Fund" (the "Service Mark") free and clear of any Lien, license or other restriction. The Fund has taken all available action to maintain and protect its rights in such Service Mark, including, without limitation, filing all appropriate Service Mark registrations and all applications for registration. No third Person has interfered with, infringed upon, misappropriated, or otherwise come into conflict with the Service Mark. The Fund has not licensed or otherwise granted to third parties any rights or permission of use with respect to the Service Mark. The Service Mark is not subject to any outstanding injunction, judgment, order, decree, ruling or charge against the Fund or Seller. No action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to Seller's Knowledge, is threatened, or for which there is a basis, which challenges the legality, validity, enforceability, use or ownership of the Service Mark by the Fund. Upon consummation of the transactions contemplated hereby, the New Series will own and not be restricted in the use of the Service Mark under any Law, Contract or otherwise, and the use of the Service Mark by the New Series will not violate or infringe upon the rights of any Person or subject Federated Trust or the New Series to any liability of any kind.

     (k) The Fund and the Seller do not hold, and prior to the Closing will not hold, any Fund Assets or documentation which, if held by the Fund or the Seller, would cause Federated Trust or the New Series to be considered a custodian of Fund Assets for purposes of SEC Rule 17f-2 under the 1940 Act.

      Section 3.10      Financial Statements; No Undisclosed Liabilities.
                        ------------------------------------------------

     (a) Attached hereto as Schedule 3.10(a) are audited consolidated balance sheets of each of Seller and its consolidated Subsidiaries, as of December 31, 1997, 1998 and 1999 and the related audited consolidated statements of operations and cash flows and any explanatory notes thereto for the fiscal years ended on such dates, accompanied by the reports thereon of Sanville & Company (the "Annual Financial Statements"). Set forth in Schedule 3.10(a) are the unaudited consolidated balance sheets of each of the Seller and its consolidated Subsidiaries, as of June 30, 2000, and the related unaudited consolidated statements of operations and cash flows and any explanatory notes thereto for the period ending on such date (the "Interim Financial Statements," and, together with the Annual Financial Statements, the "Financial Statements"). The Financial Statements fairly present in all material respects (subject, in the case of the Interim Financial Statements, to normal year-end adjustments) the financial condition of Seller and its consolidated Subsidiaries, as of such dates and the consolidated results of operations and cash flows for the fiscal years then ended. The Financial Statements of Seller have been prepared in accordance with GAAP, in each case consistently applied during the periods involved, except as otherwise disclosed in the notes thereto (subject, in the case of the Interim Financial Statements, to normal year-end audit adjustments and the omission of certain footnotes and other presentation items which would be required by GAAP with respect to audited financial statements). No financial statements of any Person other than Seller are required to be included on the Financial Statements of the Seller; and

     (b) Except as set forth on Schedule 3.10(b), there is no liability or obligation of any kind, whether accrued, absolute, fixed or contingent, whether due or to become due of Seller or its Subsidiaries that is not disclosed, reflected or reserved against in the Financial Statements, except for commitments and obligations made, or liabilities incurred, in the ordinary course of business consistent with past practice. The Financial Statements have been prepared from and are in accordance with the books and records of Seller, its Subsidiaries and the Fund and represent actual, bona fide transactions.

      Section 3.11      Title and Sufficiency of Assets.
                        -------------------------------

     (a) Except as set forth on Schedule 3.11(a), Seller has good and marketable title to all of the Acquired Assets, free and clear of all Liens, other than Permitted Liens. The Acquired Assets constitute all of the assets, tangible and intangible, of any nature whatsoever required by Seller to conduct the Business as currently conducted (other than working capital and the Excluded Assets); and

     (b) At the Closing, upon the terms and subject to the conditions set forth in this Agreement, Seller will sell, convey, transfer and deliver to Purchaser all right, title and interest in and to each of the Acquired Assets, free and clear of all Liens other than Permitted Liens.

     Section 3.12 Absence of Certain Changes. Except as set forth in Schedule 3.12, since December 31, 1999, (a) Seller and its Subsidiaries have conducted their respective businesses only in the ordinary course and consistent with past practice, and (b) since December 31, 1999 there has been no Seller Material Adverse Effect.

      Section 3.13      Seller Properties.
                        -----------------

(a) Owned Real Properties. Neither Seller nor its Subsidiaries nor the Fund own any real property;

     (b) Leased Real Properties. Schedule 3.13(b) contains a true and correct description of all real property leased by Seller, its Subsidiaries or the Fund. True and complete copies of (i) the leases of such leased property including, without limitation, the Lease (the "Real Property Leases"), (ii) all title insurance policies insuring any leasehold or other interest of the Seller, its Subsidiaries or the Fund of such leased real property, and (iii) all instruments, agreements and other documents (if any) evidencing, creating or constituting any Liens on such leased real property have been delivered to Purchaser. Each of the Real Property Leases is valid, binding and enforceable in accordance with its terms and is in full force and effect, and there are no offsets or defenses by either landlord or tenant thereunder. Except as set forth on Schedule 3.13(b), there are no Liens on the leasehold interest of Seller, its Subsidiaries or the Fund or on any of Seller's, its Subsidiaries' or the Fund's fixtures therein. There are no existing defaults, and no events or circumstances have occurred which, with or without notice or opportunity to cure or lapse of time or both, would constitute defaults, under any of the Real Property Leases. Except as set forth on Schedule 3.13(b), the assignment of the Real Property Leases by the Seller, its Subsidiaries and/or the Fund to Purchaser will not, with respect to any such Real Property Lease, (i) permit the landlord to accelerate the rent or cause the lease terms to be renegotiated, (ii) constitute a default thereunder or (iii) require the consent of the landlord or any third party. There are no pending, and neither the Seller, any of its Subsidiaries or the Fund has received any notice of any threatened, condemnation proceedings, lawsuits or administrative actions relating to the property leased pursuant to any of the Real Property Leases. Neither the Seller, any of its Subsidiaries or the Fund has received notice that the use or occupancy of any real property pursuant to any of the Real Property Leases purportedly violates any covenants, conditions or restrictions or restrictions that are applicable to such real property, or that any such property is subject to any restriction for which any permits necessary to the current use thereof have not been obtained. There are no subleases, licenses, concessions or other agreements granting to any Person the right of use or occupancy of any portion of the real property leased pursuant to any of the Real Property Leases.

     (c) Tangible Personal Property. Each item of tangible personal property owned or leased by the Seller or its Subsidiaries and used in connection with their respective businesses, is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the ordinary course of business and is free from material latent and patent defects.

      Section 3.14      Regulatory Documents.
                        --------------------

     (a) Since December 31, 1999, each of Seller, its Subsidiaries, the Seller Shareholders and the Fund has timely filed all forms, reports, registration statements and supplements thereto, advertising or marketing materials and all other documents, together with any amendments required to be made with respect thereto, that were required to be filed with any Governmental Entity, including the SEC, or any Self Regulatory Organization (collectively, the "Regulatory Documents"), and has timely paid all fees and assessments due and payable in connection therewith;

     (b) Seller, its Subsidiaries, and each of their respective officers and employees which is or who are required to be registered, if so required by the nature of their business, are and have been duly registered (i) as an investment adviser under the Investment Advisers Act and under applicable state statutes,
(ii) as a broker-dealer under the Exchange Act and under applicable state statutes, (iii) as a commodities trading adviser, commodity pool operator, futures commission merchant and/or introducing broker under the Commodity Exchange Act and under applicable state statutes, and (iv) with all applicable Self Regulatory Organizations, where any such registration is necessary in order for Seller and its Subsidiaries to conduct their respective business in accordance with applicable Law. Schedule 3.14(b) lists the Governmental Entities and Self Regulatory Organizations with which Seller and its Subsidiaries are registered and the capacity in which they are registered. Each such registration is in full force and effect. Seller has made available to Purchaser a true, complete and correct copy of all registration forms filed by Seller or any of its Subsidiaries to accomplish the registrations listed on Schedule 3.14(b); and

     (c) The Regulatory Documents of each of Seller, its Subsidiaries, the Seller Shareholders and the Fund comply and have complied with the requirements of the securities laws and the rules and regulations of the SEC promulgated thereunder and the rules and regulations of any Self Regulatory Organization applicable to such Regulatory Documents, and none of Seller's, its Subsidiaries', the Seller Shareholders' or the Fund's Regulatory Documents, including, without limitation, the Fund's prospectuses, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 3.15 Ineligible Persons. Neither Seller, the Seller Shareholders, nor any "affiliated person" (as defined in the 1940 Act) thereof, is ineligible pursuant to Section 9(a) or 9(b) of the 1940 Act to serve as an investment adviser (or in any other capacity contemplated by the 1940 Act) to a registered investment company. Neither Seller, the Seller Shareholders nor any "associated person" (as defined in the Investment Advisers Act) thereof, is ineligible pursuant to Section 203 of the Investment Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser. Neither Seller, the Seller Shareholders nor any "associated person" (as defined in the Exchange Act) thereof, is ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker dealer or as an associated person to a registered broker-dealer.

      Section 3.16   Investment Company Advisory Agreements; Distribution Plans.
                     ----------------------------------------------------------

     (a) Each investment company advisory agreement of Seller and its Subsidiaries subject to Section 15 of the 1940 Act, including, without limitation, the Advisory Agreement, has been duly approved at all times in compliance in all material respects with Section 15 of the 1940 Act and all other applicable Laws. The Advisory Agreement was last approved on October 10, 2000 for a one-year term. Each such investment company advisory agreement has been performed by Seller in accordance with the 1940 Act and all other applicable Laws.

     (b) Each distribution plan of the Fund subject to Rule 12b-1 under the 1940 Act and any agreements relating thereto, including without limitation, the Fund Distribution Plan, has been duly approved at all times and in compliance in all material respects with Rule 12b-1 under the 1940 Act and all applicable Laws. The Fund Distribution Plan was last approved on October 10, 2000.

     Section 3.17 Employee Benefit Plans. Schedule 3.17 contains a list of all current employee benefit plans, within the meaning of Section 3(3) of ERISA, severance, change in control or employment plan, program or agreements stock option, bonus plan, or incentive plan or program, whether formal or informal, available from Seller or any of its Affiliates to any current or former employee, officer or director of the Seller (collectively, the "Seller Plans"). Each Seller Plan is and has been in compliance in all material respects with, and each such Seller Plan is and has been operated in all material respects in accordance with, the documents governing them and the applicable laws, rules and regulations, including, without limitation, the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation and the IRS under ERISA, the Code or any other applicable law. Seller has no liability under any employee benefit plan that is subject to Title IV of ERISA. Copies or descriptions of the Seller Plans and, if applicable, of the most recent Form 5500 annual reports for such Seller Plans have been made available to Purchaser.

      Section 3.18      Taxes.  Except as set forth on Schedule 3.18:
                        -----                          -------------

     (a) The Fund (i) has timely filed (or there has been filed on its behalf) with the appropriate Governmental Entity all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and correct in all material respects, (ii) has timely paid (or there has been paid on its behalf) all Taxes due or claimed to be due from it by any taxing authority, whether or not shown on such Tax Returns, or has provided for all such Taxes in the balance sheets included in the Financial Statements, and (iii) does not have any liability for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law or by contract as a successor or otherwise;

     (b) There are no Liens with respect to Taxes upon the Acquired Assets or the assets or properties of the Fund except for statutory liens for Taxes not yet due;

     (c) The Fund has withheld and timely paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party;

     (d) Neither Seller Shareholder or any director or officer (or employee responsible for Tax matters) of any of the Seller, its Subsidiaries or the Fund has received notification that any authority is assessing or will attempt to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of any of the Seller, its Subsidiaries or the Fund either (A) claimed or raised by any Governmental Entity in writing or (B) as to which either of the Seller Shareholders or the directors and officers (and employees responsible for Tax matters) of the Seller, its Subsidiaries or the Fund has Knowledge;

     (e) The Fund has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency;

     (f) The unpaid Taxes of the Seller and its Subsidiaries (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller and its Subsidiaries in filing their Tax Returns;

     (g)  Neither  Seller nor its  Subsidiaries  has filed a consent  under Code
Section 341(f) concerning collapsible corporations. Each of the Seller, its Subsidiaries and the Fund has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Neither the Seller nor its Subsidiaries is a party to any Tax allocation or sharing agreement. Neither the Seller nor its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Seller);

     (h) For all taxable years since 1991, the Fund has elected to be treated as, and has qualified to be classified as, a regulated investment company taxable under Subchapter M of Chapter 1 of the Code and under any similar provisions of any Law in any jurisdiction where the Fund has filed, or is required to file, a Tax Return;

     (i) For all taxable years since 1991, the Fund has distributed sufficient amounts to its shareholders so as to avoid the excise tax imposed by Section 4982 of the Code.

     (j) Each Seller Shareholder is a "United States person" within the meaning of Section 7701(a)(30) of the Code.

     Section 3.19 Intellectual Property. Schedule 3.19 contains a list of all material items of Intellectual Property owned or used by the Seller or its Subsidiaries. Except as indicated on Schedule 3.19, Seller or its Subsidiaries owns, or has the right to use, all such Intellectual Property relating to or used in the conduct of the Business as currently conducted (Schedule 3.19 shall indicate whether Seller, its Subsidiaries or the Fund is the owner of such Intellectual Property). As of the date of this Agreement, except as disclosed on
Schedule 3.19, there are no claims pending or, to the Knowledge of Seller, threatened (i) that Seller or its Subsidiaries is in violation of any Intellectual Property rights of a third Person or (ii) that any third Person is in violation of any Intellectual Property rights of any of Seller or its Subsidiaries. Except as described on Schedule 3.19, the Seller has no reason to believe that upon consummation of the transactions contemplated hereby, Purchaser or any of its Affiliates will not own or will be in any way restricted in the use of any Intellectual Property under any Law, Contract or otherwise, or that use of such Intellectual Property by Purchaser or its Affiliates will violate or infringe the rights of any Person or subject Purchaser to any liability of any kind. Upon the consummation of the Closing, Purchaser will be vested with all right, title and interest in and to the Intellectual Property relating to or necessary, used or useful for the conduct of the Business.

      Section 3.20      Contracts.
                        ---------

     (a) Schedule 3.20(a) sets forth each Contract to which Seller or its Subsidiaries is a party or by which the assets or properties of Seller or its Subsidiaries are bound.

     (b) Seller has delivered or otherwise made available to Purchaser a true, complete and correct copy of each written Contract (including all amendments thereto) and a summary of the material terms of each oral Contract listed in
Schedule 3.20(a). With respect to each Contract listed in Schedule 3.20(a), none of Seller or its Subsidiaries or, to the Knowledge of Seller, its Subsidiaries or the Seller Shareholders, any other party is in breach or default, and no event has occurred which with notice or lapse of time or both would constitute a breach or default or permit termination, modification or acceleration thereunder. The Contracts listed on Schedule 3.20(a) hereto are all of the Contracts required by Seller to conduct the Business as currently conducted;

(c)   Except as set forth in Schedule 3.20(c):
                             ----------------

     (i) each Assigned Contract is in full force and effect and is valid and enforceable in accordance with its terms; and

     (ii) except as set forth on Schedule 3.20(c), each Assigned Contract is assignable by the Seller to Purchaser without the consent of any other Person;

     (d) There are no renegotiations of any amounts paid or payable to the Seller under current or completed Assigned Contracts and no Person has made written demand to Seller or the Fund for such renegotiation; and

     (e) Each Contract listed on Schedule 3.20(a) has been entered into in the ordinary course of business of the Seller or its Subsidiaries and has been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Law.

      Section 3.21      Environmental Matters.
                        ---------------------

     (a) Seller, its Subsidiaries and the Fund are, and have been, in compliance with all applicable laws, rules, regulations, and standards, and all requirements of the United States Environmental Protection Agency and of state and local agencies with jurisdiction over pollution or protection of health or the environment;

     (b) There is no suit, claim, action, or proceeding, pending or, to Seller's Knowledge, threatened, before any court, governmental agency, board, or other forum pursuant to which Seller, its Subsidiaries or the Fund has been or, with respect to threatened proceedings, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any environmental law, rule, or regulation or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at or on any site owned (including as trustee), leased, or operated by it or any of its Subsidiaries; and

     (c) During and prior to the period of (i) Seller's, its Subsidiaries' or the Fund's ownership (including as trustee) or operation of any of their respective current properties, (ii) Seller's, its Subsidiaries' or the Fund's participation in the management of any such property, (iii) Seller's, its Subsidiaries' or the Fund's holding of a security interest in any such property, or (iv) Seller's, its Subsidiaries' or the Fund's acting as a trustee or fiduciary with respect to any such property, there has been no release of Hazardous Material or oil in, on, under, or affecting such property.

     Section 3.22 Labor Matters. (a) Except as set forth in Schedule 3.22(a), Seller, its Subsidiaries and the Fund are in compliance in all material respects with all applicable Laws respecting employment and employment practices. There are no current organizing activities among the employees of Seller, its Subsidiaries or the Fund. Each employee of Seller and its Subsidiaries is listed on Schedule 3.22(b).

     (b) No employee of Seller is also employed, or is otherwise compensated (whether as an employee, consultant, contractor or otherwise), by the Fund.

      Section 3.23      Investment Contracts, Fund and Clients.
                        --------------------------------------

     (a) Except as set forth on Schedule  3.23(a),  to the  Knowledge of Seller,
(i) no material controversy or disagreement exists between Seller or any of its Subsidiaries, on the one hand, and any customer of the Business (other than the Fund) on the other hand, (ii) no material controversy or disagreement exists between the Fund on the one hand and any shareholder of the Fund on the other hand and (iii) no controversy or disagreement exists between Seller or any of its Subsidiaries, on the one hand, and the Fund on the other hand.

     (b) Each of Seller and its Subsidiaries that acts as an investment adviser or sub-adviser to the Fund has adopted a formal code of ethics and each of Seller and its Subsidiaries that is registered as an investment adviser under the Investment Advisers Act has adopted a written policy regarding insider trading and front running, a true, complete and correct copy of which has been made available to Purchaser. Such code of ethics and written policy comply in all material respects with Section 17(j) and Rule 17j-1 under the 1940 Act and
Section 204A of the Investment Advisers Act, respectively. The policies of each of Seller and its Subsidiaries that is registered as an investment adviser under the Investment Advisers Act with respect to avoiding conflicts of interest are as set forth in the Form ADV thereof. Except as set forth on Schedule 3.23(b), as of the date of this Agreement, to the Knowledge of Seller, there have been no violations or allegations of violations of such policies or the conflict of interest policies that have occurred or been made; and

     (c) None of Seller or its Subsidiaries or other person "associated" (as defined under the Investment Advisers Act) with any such entity has for a period not less than five years prior to the date hereof been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Investment Advisers Act and, to the Knowledge of Seller, there is no reasonable basis for, or proceeding or investigation, whether formal or informal, or whether preliminary or otherwise, that would reasonably be expected to become the basis for, any such disqualification, denial, suspension or revocation.

     Section 3.24 Brokers and Finders. Except for the engagement of De Guardiola Advisors, Inc. ("De Guardiola"), the fees and expenses of which will be borne by Seller, none of Seller, its Subsidiaries, the Seller Shareholders or their respective Affiliates has employed any broker, financial adviser or finder or incurred any liability for any broker, financial advisory or finders' fees in connection with this Agreement or the transactions contemplated hereby nor has any broker or finder acted directly or indirectly for Seller, the Seller Shareholders or their respective Affiliates in connection with the transactions contemplated by this Agreement. To the extent that any of the fees of De Guardiola shall be paid by Seller in the form of Purchaser Shares, Seller agrees that such transfer shall be made only pursuant to an exemption from registration available under the Securities Act and in compliance with applicable state, local and foreign securities laws.

     Section 3.25 Insurance. Schedule 3.25 contains a true, complete and correct description of all material policies of fire, liability, production, completion bond, errors and omissions, workmen's compensation and other forms of insurance owned or held by Seller, its Subsidiaries or the Fund. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been or prior to Closing will have been paid, and no notice of cancellation or termination has been received with respect to any such policy.

     Section 3.26 Acquisition of Purchaser Shares for Investment. Seller and each Seller Shareholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Purchaser Shares hereunder. Seller and each Seller Shareholder is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act. Seller and each Seller Shareholder confirms receipt of the Purchaser Disclosure Documents and that Purchaser has made available to them the opportunity to ask questions of the officers and management of Purchaser and to acquire additional information about the business and financial condition of Purchaser. Seller and each of the Seller Shareholders is acquiring the Purchaser Shares for investment and not with a view toward or for sale in connection with any distribution thereof in violation of any federal or state securities or "blue sky" law, or with any present intention of distributing or selling such shares in violation of any federal or state securities or "blue sky" law (it being understood that Seller may from time to time on or after the Closing transfer the Purchaser Shares to one or both Seller Shareholders in whole or in part, provided that such shares shall continue to be subject to the restrictions described in the following sentence following any such transfer and provided that all such transfers are exempt from, or not subject to, registration under the Securities Act). Seller and each Seller Shareholder understands and agrees that the Purchaser Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and without compliance with state, local and foreign securities laws (in each case to the extent applicable), and that each certificate representing Purchaser Shares shall bear a legend to such effect.

     Section 3.27 Millennium Compliance. The rollover to calendar year 2000 has not resulted in, and the inability of certain computer software and hardware to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999, will not result in, any material failure of any computer systems, software or hardware used by Seller or the Fund or, except as has not and would not have an adverse effect on Seller or the Fund, by any Person with whom either Seller or the Fund does business or exchanges information.

     Section 3.28 Transactions with Affiliates or Insiders. Except as set forth on Schedule 3.28, no officer, director, shareholder or Affiliate of Seller or any Person related by blood or marriage to any such Person or any entity in which any such Person owns any beneficial interest, is a party to any Contract or transaction with Seller or the Fund.

     Section 3.29 True and Complete Information. To the best Knowledge of Seller, neither this Agreement nor any of the Schedules, attachments or exhibits hereto, nor any other document, certificate or other writing delivered by or on behalf of Seller or any Seller Shareholder as required by this Agreement, contains any untrue statement of a material fact. All written information furnished by Seller specifically for use in connection with the Form N-14 Registration Statement will be complete in all material respects and will not contain any untrue statement of a material fact or omit therefrom a material fact required to be stated therein or necessary to make the statements contained therein not false or misleading. All written information furnished by Seller specifically for use in connection with the Federated Trust Board Approval has been complete in all material respects and has not contained any untrue statement of a material fact or omitted therefrom a material fact required to be stated therein or necessary to make the statements contained therein not false or misleading. In connection with the preparation and filing of the Form N-14 Registration Statement and any amendments thereto in accordance with Section 5.10, Seller shall advise Purchaser promptly if any information in the N-14 Registration Statement relating to the Fund, the Seller or the Seller's Affiliates is incomplete or untrue in any material respect.



                                      ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller and each of the Seller Shareholders as follows:

     Section 4.1 Organization of Purchaser. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and assets and has all material governmental licenses, administrations, permits, consents and approvals to conduct its businesses as now conducted. The copies of the articles of incorporation and by-laws of Purchaser previously furnished by Purchaser to Seller are true, complete and correct copies of such documents as in effect on the date of this Agreement.

     Section 4.2 Authorization of Purchaser. Purchaser has the requisite corporate power and authority to execute, deliver and perform this Agreement and the other agreements, documents and instruments to be executed and delivered by it in connection with this Agreement and to consummate the transactions contemplated hereby and thereby. Purchaser has taken all requisite action required for the execution, delivery and performance of this Agreement and the other agreements, documents and instruments to be executed and delivered by it in connection herewith and the consummation of the transactions contemplated hereby and thereby, and no other action is necessary by Purchaser to authorize the execution, delivery and performance by it of this Agreement and such other agreements, documents and instruments and the consummation of the transactions contemplated hereby and thereby. This Agreement and each of the other agreements, documents and instruments to be executed and delivered by Purchaser, has been duly executed and delivered by Purchaser and, assuming the due authorization ,execution and delivery of each such agreement by all of the other parties hereto and thereto, will constitute, a legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and
(b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     Section 4.3 Capital Structure. As of September 30, 2000, the capital stock of Purchaser consisted of (i) 100,000,000 authorized shares, no par value per share of Preferred Stock, none of which were issued or outstanding, (ii) 20,000 authorized shares, no par value per share, of Class A Stock, 9,000 of which were issued and outstanding, and (iii) 900,000,000 authorized shares of Class B Stock, no par value per share, 129,505,456 of which were issued and were either outstanding or held in treasury and 117,923,909 of which were issued and outstanding. All issued and outstanding shares of the capital stock of Purchaser are, and all of the Purchaser Shares when delivered to Seller in accordance with the terms of this Agreement will be, duly authorized, validly issued, fully paid and nonassessable, and no shares of capital stock have been issued (and, when delivered to Seller in accordance with the terms of this Agreement, none of the Purchaser Shares will have been issued) in violation of preemptive or similar rights. The Purchaser Shares when delivered to Seller in accordance with the terms of this Agreement will be free and clear of any Liens.

     Section 4.4 Reports and Financial Statements. Purchaser has timely filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act (including all exhibits, financial statements and schedules thereto, the "Purchaser SEC Reports"). No Subsidiary of Purchaser is required to file any form or other document with the SEC under Sections 13 and 15(d) of the Exchange Act. None of the Purchaser SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or, solely with respect to Purchaser SEC Reports filed after the date hereof and prior to the Closing Date, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Purchaser SEC Reports complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and presents fairly the consolidated financial position and consolidated results of operations and cash flows of Purchaser and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All of such Purchaser SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Purchaser SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

     Section 4.5 No Violations. Neither the execution and delivery of this Agreement and the agreements, documents and instruments to be executed and delivered by Purchaser in connection herewith, nor the consummation by Purchaser of the transactions contemplated hereby and thereby will:

     (a) violate, conflict with or result in any breach of any provision of the articles of incorporation or by-laws of Purchaser;

     (b) subject to compliance with the statutes and regulations  referred to in
Section 4.4 hereof applicable to Purchaser, violate or conflict with any Laws applicable to Purchaser or by which any or its properties or assets may be bound; or

     (c) result in a violation or breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or give rise to any right of termination, modification, cancellation or acceleration or result in the imposition of any Lien or the creation of any security interest, charge or encumbrance upon any of the assets of Purchaser under any agreement, contract, note, bond, mortgage, franchise, permit, loan, lease, license, guarantee, understanding, commitment, obligation or other arrangement (written or oral) of any kind to which Purchaser is a party or by which Purchaser or any of its properties or assets may be bound; excluding from the foregoing clauses (b) and (c) such violations, conflicts, breaches, defaults, terminations, accelerations, modifications, cancellations and Liens which, in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect.

     Section 4.6 Governmental Contracts. No consent, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by Purchaser in connection with the execution, delivery and performance of this Agreement and the other agreements, documents and instruments to be executed and delivered by Purchaser in connection with this Agreement or the consummation of the transactions contemplated hereby or thereby, except: (a) as may be required in connection with any Licenses and Permits; (b) as may be required pursuant to the HSR Act; and (c) as may be required by any Self Regulatory Organization.

     Section 4.7 Brokers and Finders. Except for the engagement of Salomon Smith Barney, the fees and expenses of which will be borne by Purchaser, neither Purchaser nor any of its Affiliates has employed any broker, financial adviser or finder or incurred any liability for any broker, financial advisory or finders' fees in connection with this Agreement or the transactions contemplated hereby nor has any broker or finder acted directly or indirectly for Purchaser or any of its Affiliates in connection with the transactions contemplated by this Agreement.

     Section 4.8 Satisfaction of Conditions in Section 15(f) of the 1940 Act. Neither Purchaser nor any of its Subsidiaries (or any entity which will act as adviser to the New Series upon the consummation of the Acquisition) has any express or implied understanding, arrangement or intention to impose an unfair burden on the New Series as a result of the transactions contemplated herein.

      Section 4.9 Statutory Disqualification.
                  --------------------------

     (a) Neither Purchaser nor any "affiliated person" thereof, as defined in the 1940 Act, (i) is ineligible pursuant to Section 9(a) of the 1940 Act to serve as an investment adviser to or principal underwriter of a registered investment company or (ii) has engaged or is currently engaging in any of the conduct specified in Section 9(b) of the 1940 Act;

     (b) Neither Purchaser nor any "associated person" of Purchaser, as defined in the Investment Advisers Act, is subject to any disqualification that, upon the consummation of the transactions contemplated hereby, would be a basis for censure, denial, suspension or revocation of registration of Purchaser or any Subsidiary as an investment adviser under Section 203(e) of the Investment Advisers Act and there is no reasonable basis for, or proceeding or investigation, whether formal or informal, or whether preliminary or otherwise, that is reasonably likely to form the basis for, any such disqualification, denial, suspension or revocation; and

     (c) Neither Purchaser nor any "associated person" of Purchaser (i) is subject to a "statutory disqualification," as such terms are defined in the
Exchange Act, or (ii) is subject to a disqualification that, upon the consummation of the transactions contemplated hereby, would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of Purchaser or any Subsidiary of Purchaser as broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act and there is no reasonable basis for, or proceeding or investigation, whether formal or informal, or whether preliminary or otherwise, that is reasonably likely to form the basis for, any such censure, limitations, suspension or revocation. No fact relating to Purchaser or any "control affiliate" thereof, as defined in Form BD, requires any response in the affirmative to any question in Item 11 of Form BD.

     Section 4.10 Litigation. Except as set forth in Schedule 4.10, there are no claims, suits, actions or proceedings pending or, to the Knowledge of Purchaser, threatened, nor are there any investigations or reviews pending or, to the Knowledge of Purchaser, threatened, against, relating to or affecting Purchaser or its Affiliates which (i) in the case of suits filed prior to the date hereof, would be required to be disclosed in the Purchaser SEC Reports and which have not been previously disclosed in such Purchaser SEC Reports filed prior to the date of this Agreement and (ii) in the case of suits filed after the date hereof, have had or would reasonably be expected to have a Purchaser Material Adverse Effect.

     Section 4.11 Code of Ethics. Each of Purchaser and its Subsidiaries that acts as an investment adviser or sub-adviser has adopted a formal code of ethics and each of Purchaser and its Subsidiaries that is registered as an investment adviser under the Investment Advisers Act has adopted a written policy regarding insider trading and front running. Such code of ethics and written policy comply in all material respects with Section 17(j) and Rule 17j-1 under the 1940 Act and Section 204A of the Investment Advisers Act, respectively. The policies of each of Purchaser and its Subsidiaries that is registered as an investment adviser under the Investment Advisers Act with respect to avoiding conflicts of interest are as set forth in the Form ADV thereof, as amended. Except as set forth on Schedule 4.11, to the Knowledge of Purchaser, there have been no violations or allegations of violations of such policies or the conflict of interest policies that have occurred or been made that have or would reasonably be expected to have a Purchaser Material Adverse Effect.

     Section 4.12 No Default. None of Purchaser or its Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of: (i) the articles of incorporation or by-laws (or partnership agreement, limited liability company agreement or other similar governing documents) of Purchaser or its Subsidiaries or (ii) any License and Permit, excluding such defaults or violations which, in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect.

     Section 4.13 Purchaser Disclosure. All written information relating to Purchaser and its Affiliates furnished to Seller by Purchaser specifically for use in connection with the Board Approval or contained in the Form N-14 Registration Statement will be complete in all material respects and will not contain any untrue statement of a material fact or omit therefrom a material fact required to be stated therein or necessary to make the statements contained therein not false or misleading.

     Section 4.14 Absence of Certain Changes or Events. Except as disclosed in the Purchaser SEC Reports filed prior to the date of this Agreement, since June 30, 2000, Purchaser and its subsidiaries have not incurred any material liability, except in the ordinary course of business consistent with past practice, nor has there been any Purchaser Material Adverse Effect.

     Section 4.15 Adequacy of Funds. Purchaser has access to sufficient resources to fund the cash portion of the Purchase Price and will have the required cash for the payment of the cash portion of the Purchase Price in accordance with Article II hereof.



                                       ARTICLE V
                                   GENERAL COVENANTS

     Section 5.1 Conduct of Business of Seller Pending the Closing. During the period from the date hereof to the Closing, Seller and its Subsidiaries shall, and Seller shall use its reasonable best efforts to cause the Fund to, conduct its operations and business in the ordinary course of business and use its reasonable best efforts to preserve intact its goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with clients, customers and others having business relationships with it. Without limiting the generality of the foregoing, during the period from the date hereof to the Closing, Seller and its Subsidiaries shall not (except with the written consent of Purchaser):

     (a) issue or authorize or propose the issuance of, sell, pledge or dispose of, grant or otherwise create, or agree to issue or authorize or propose the issuance, sale, pledge or disposition of, grant or otherwise create any additional shares of capital stock of, or any membership, equity or other interest in, any of Seller or its Subsidiaries, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or any membership, equity or other interest in, any of Seller or its Subsidiaries, or any debt or equity securities convertible into or exchangeable for any shares of capital stock of, or any membership, equity or other interests in, any of Seller or its Subsidiaries;

(b) amend their certificates of incorporation or materially amend their by-laws or any other organizational documents, except as required by law or in connection with the Board Approval;

(c) change in any material respect their accounting practices or principles, except as required by law or GAAP;

(d) permit or allow any of its property or assets (real, personal or mixed, tangible or intangible) to become subjected to any Liens not in effect on the date of this Agreement, except for Permitted Liens;

(e)  write  off  as  uncollectible  any  notes  or  accounts,   funds  or  trust
     receivables, except for write-downs and write-offs in the ordinary course of business consistent with past practice;

(f) merge, amalgamate or consolidate with any other Person or acquire all or a substantial part of the business or assets of any other Person, or acquire ownership or control of any capital stock, bonds or other securities of, or any property interest in, any other Person, or acquire control of the management or policies thereof;

(g) in a single transaction or series of related transactions, sell (including by sale-leaseback) , lease, license, pledge or dispose of any assets (real, personal or mixed, tangible or intangible) or interests therein, except for sales or pledges of assets in the ordinary course of business consistent with past practice;

(h) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any membership, equity or other interest (including any security convertible or exchangeable into any such shares or interests), as the case may be;

(i) except as disclosed in Schedule 5.1(i), grant any material increase in the compensation or benefits of any officer or employee (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation or benefits payable, or to become payable, to any officer or employee or engage any new employee other than in the ordinary course of business;

(j) other than in the ordinary course of business consistent with past practice, cancel any debts or settle, compromise or waive any material claim, dispute or right;

(k) enter into or amend any Contract, other than in the ordinary course of business consistent with past practice or as expressly contemplated herein;

(l) defer or delay the payment of, or fail to pay when otherwise due, expenses, indebtedness or other obligations, including, without limitation, employee compensation expenses, other than in the ordinary course of business consistent with past practice;

(m) propose to the Fund Board any change to any fee waiver or expense reimbursement practice or policy with regard to the Fund.

(n) change any fee waiver or expense reimbursement practice or policy with regard to the Fund (unless required to do so by the Fund Board);

(o) engage or permit the Fund to engage in any transaction or business with Bowling Green Securities, Inc. or any other Affiliate of Seller or the Seller Shareholders;

(p) propose to the Fund Board that any transfer agency agreement, Advisory Agreement, distribution agreement, administrative agreement, custodial agreement, brokerage agreement, shareholder services agreement or any Contract with a fulfillment house be amended or terminated, except as otherwise expressly contemplated herein;

(q) cause or permit the Fund to amend or terminate the transfer agency agreement, Advisory Agreement, distribution agreement, administrative agreement, custodial agreement or any Contract with a fulfillment house, except as otherwise expressly contemplated herein (unless required to do so by the Fund Board);

(r) propose to the Fund Board any change to any advertising or marketing practice or policy in any manner inconsistent with past practices;

(s) propose to the Fund Board or cause or permit the Fund to make any distribution in respect of capital gains other than in the ordinary course of the Fund's business, and shall consult with Purchaser with respect to any proposed distribution by the Fund Board in respect of any distribution of capital gains;

(t) change any advertising or marketing practice or policy in any manner inconsistent with past practices (unless required to do so by the Fund Board); or

(u) undertake any obligation or commitment to do any of the things prohibited in clauses (a) through (s) above.

     Section 5.2 Advertising and Marketing Expenditures. Schedule 5.2 describes Seller's anticipated advertising and marketing plans, commitments and budget for six months from the date hereof. Seller shall review any material changes to such plan with Purchaser prior to amending or revising such plan, and shall obtain Purchaser's prior written consent to any expenditures of Seller for advertising or marketing in excess of such budget.

     Section 5.3 Investigation. Purchaser may make or cause to be made such additional investigation of the business and properties of Seller, its Subsidiaries and the Fund and their respective financial and legal conditions as Purchaser deems reasonably necessary or advisable to further familiarize itself therewith. Seller shall, and shall cause the Fund and each of Seller's Subsidiaries to, permit Purchaser and its accountants, counsel and other representatives to have, during the period from the date hereof to the Closing Date, reasonable access to the premises, customers, books and records of Seller, its Subsidiaries and the Fund relating to the business of any of them, for all periods prior to or as of the Closing Date, during normal business hours and upon reasonable notice. Seller shall, and shall cause the Fund and Seller's Subsidiaries to, furnish Purchaser with such financial and operating data and other information with respect to the Business as Purchaser from time to time may reasonably request, including, without limitation, all records relating to compliance with Rule 2830 of the NASD. The Purchaser will treat and hold as such any Confidential Information it receives from Seller, its Subsidiaries or the Fund in the course of the reviews contemplated by this Section 5.3, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever will return to Seller all such Confidential Information which is in its possession. No investigation by the parties to this Agreement made heretofore or hereafter, or the provision of any documents, whether pursuant to this Agreement or otherwise, shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation.

     Section 5.4 Reasonable Best Efforts; Agreement to Cooperate; Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts (without being required to make material out-of-pocket expenditures or agree to materially adverse contractual changes, except as expressly provided herein) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and Contracts to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) obtaining Board Approval within 21 days after the execution of this Agreement and Fund Shareholder Approval, (ii) providing information and using its reasonable best efforts to obtain all necessary or appropriate waivers, consents and approvals (including, without limitation, consents to the assignment of the Assigned Contracts and (subject to Section 5.11) the Lease),
(iii) to effect all necessary registrations and filings (including, without limitation, filings under the HSR Act and as may be required by the SEC and any Self Regulatory Organization) (iv) to lift any injunction or other legal bar to the transactions contemplated hereby (and, in such case, to proceed with such transactions as expeditiously as possible) (v) to enter into the Noncompetition Agreement and (vi) to cause the respective conditions in Article VII to be satisfied. In case at any time after the Closing Date any further action is necessary or desirable to carry out the transactions contemplated by this Agreement, Purchaser and the Seller Shareholders shall take or cause to be taken all commercially reasonable actions, at the requesting party's expense. Each of the parties hereto will furnish to the other parties such necessary information (which information will be accurate in all material respects) and reasonable assistance as such other parties may reasonably request in connection with the foregoing and will provide the other party with copies of all filings made by such party with any Governmental Entity or any Self Regulatory Organization or any other information supplied by such party to a Governmental Entity or any Self Regulatory Organization in connection with this Agreement and the transactions contemplated hereby. Seller shall promptly reimburse Purchaser for one-half of the HSR Filing Fee. In the event Fund Assets are less than $2,450,000,000 on the close of any Business Day, Seller shall notify Purchaser in writing of such fact prior to 10:00 a.m., New York City time, on the following Business Day. Prior to the Closing, Seller shall deliver a written statement to Purchaser setting forth the amount of Fund Assets as of the close of business on the day prior to Closing. Seller and each of the Seller Shareholders shall use all commercially reasonable efforts to (i) cause Seller's accountants to provide to Purchaser in connection with Purchaser's SEC filings, an auditors consent letter for use/inclusion of Seller's audited financial statements and the auditor's report thereon and (ii) permit Purchaser's accountants to have access to Seller's accountants' work papers.

     Section 5.5 No Public Announcement. Except as required by Law, any public announcement, press release or similar publicity with respect to this Agreement or the transactions contemplated hereby shall be made or issued only upon the prior consent of Purchaser; provided, however, that Purchaser shall provide Seller with an opportunity to review such announcement prior to such announcement by Purchaser. Unless consented to by Purchaser in advance or required by Law or the rules and regulations of a Self Regulatory Organization, in which case Seller or Seller Shareholders shall provide Purchaser with reasonable time to review and comment on such announcement in advance of such announcement, Seller and Seller Shareholders shall keep this Agreement strictly confidential and may not make any disclosure related to this Agreement to any Person.

     Section 5.6 Expenses; Transfer and Similar Taxes. Subject to Sections 5.10(f) and 5.15(c) and the following sentence, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred by each party in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of attorneys, accountants, investment bankers and other advisers) (collectively, "Transaction Costs") shall be paid by such party. If the transactions contemplated hereby are consummated, Seller shall file all Tax Returns and other documentation in respect of Transfer Taxes and Purchaser and Seller each shall pay one-half of all Transfer Taxes when due.

     Section 5.7 Schedules. From time to time prior to the Closing, Seller shall promptly supplement or amend the Seller Schedules hereto with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the respective Seller Schedule (provided that liability for any breach of this covenant shall survive only until the expiration of the survival period of the representation or warranty relating to the Seller Schedule not so supplemented or amended). No supplement or amendment shall be deemed to cure any breach of any representation or warranty made in this Agreement for the purpose of determining satisfaction of the conditions set forth in Section 7.3(a) hereof, or with respect to Purchaser's indemnification rights contained in Article IX hereto. During the period from the date hereof until the Closing, Seller and the Seller Shareholders shall promptly notify Purchaser of the occurrence of any breach of any covenant of Seller or Seller Shareholders contained in this Agreement or of the occurrence of any event that may make the satisfaction of the conditions in Article VII impossible or unlikely. From time to time prior to the Closing, Purchaser shall promptly supplement or amend the Purchaser Schedules hereto with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the respective Purchaser Schedule (provided that liability for any breach of this covenant shall survive only until the expiration of the survival period of the representation or warranty relating to the Purchaser Schedule not so supplemented or amended). No supplement or amendment shall be deemed to cure any breach of any representation or warranty made in this Agreement for the purpose of determining satisfaction of the conditions set forth in Section 7.2(a) hereof, or with respect to Seller's indemnification rights contained in Article IX hereto. During the period from the date hereof until the Closing, Purchaser shall promptly notify Seller of the occurrence of any breach of any covenant of Purchaser contained in this Agreement or of the occurrence of any event that may make the satisfaction of the conditions in Article VII impossible or unlikely. Notwithstanding anything in this Section 5.7 to the contrary, no amendment or supplement shall be permitted in respect of Schedules 1.1, 1.2, 1.3, 5.1(i), or
5.2 without the written agreement of all parties hereto.

      Section 5.8 Section 15(f) of the 1940 Act: Purchaser's Covenants.
                  ----------------------------------------------------

     (a) Purchaser acknowledges that each of the Seller and Seller Shareholders has entered into this Agreement in reliance upon their belief that the transactions contemplated by this Agreement qualify for the benefits and protections provided by Section 15(f) of the 1940 Act. Purchaser shall not take, and shall use reasonable best efforts to cause its Affiliates not to take, any action not contemplated by this Agreement that would have the effect, directly or indirectly, of causing the requirements of any of the provisions of Section 15(f) of the 1940 Act not to be met in respect of this Agreement and the transactions contemplated hereunder. In that regard, the Purchaser shall conduct its business and shall use its reasonable best efforts to cause each of its Affiliates to conduct its business, so as to enable, insofar as within the control of the Purchaser or its Affiliates (i) for a period of three years after the Closing, at least 75% of the members of the Federated Trust Board not to be
(A) "interested persons" of the investment adviser of Federated Trust after the Closing, or (B) "interested persons" of the Seller, and (ii) for a period of two years after the Closing, there shall not be imposed on the New Series an "unfair burden" as a result of the transactions contemplated hereby, or any terms, conditions or understandings applicable thereto; provided, however, that if Purchaser or any of its Affiliates shall have obtained an order from the SEC exempting it from the provisions of Section 15(f), while still maintaining the "safe harbor" provided by Section 15(f), then this covenant shall be deemed to be modified to the extent necessary to permit Purchaser and its Affiliates to act in a manner consistent with such SEC exemptive order.

     (b) For a period of three years from the Closing, Purchaser shall not, and shall use reasonable best efforts to cause its Affiliates not to, voluntarily engage in any transaction that would constitute an "assignment" of the investment advisory agreement between the Purchaser or any Affiliate of the Purchaser and Federated Trust (on behalf of the New Series), without first obtaining a covenant in all material respects the same as that contained in this
Section 5.8.

     (c) The terms used in quotations in this Section 5.8 shall have the meanings set forth in Sections 2(a)(4), 2(a)(19) and 15(f) of the 1940 Act.

     Section 5.9 Shareholder Approvals. Seller and the Seller Shareholders shall use their respective reasonable best efforts to cause the Fund Shareholder Approval, including by cooperating with Purchaser to prepare and mail to the Fund Shareholders a combined prospectus and proxy statement describing the Plan of Reorganization and the transactions contemplated hereby ("Prospectus/Proxy Statement") as filed in a registration statement on Form N-14 by Federated Trust (the "Form N-14 Registration Statement"), and by holding the shareholder meeting as promptly as practicable. Purchaser shall use its reasonable best efforts, and Seller shall cooperate with Purchaser, to (i) have the Form N-14 Registration Statement filed with the SEC within 15 days from the date of the Board Approval; and (ii) respond promptly to any SEC comments to the Form N-14 Registration Statement. Purchaser and Seller shall use their respective reasonable best efforts to (x) file the definitive Prospectus/Proxy Statement with the SEC within 30 days of the date of the initial filing of the Form N-14 Registration Statement that incorporates any SEC comments; (y) mail the Prospectus/Proxy Statement to the Fund's shareholders within 10 days after the date of filing of the definitive Prospectus/Proxy Statement and (z) hold the meeting of the Fund's shareholders to consider the matters set forth in the Prospectus/Proxy Statement within 60 days after such mailing.

     Section   5.10   Supplement,   Form   N-14   Registration   Statement   and
Post-Effective Amendment Filings. Subject to the Board Approval first being obtained (except as to Section 5.10(e)):

     (a) Promptly after the date hereof, Seller shall cause to be filed with the SEC on behalf of the Fund one or more supplements to the Fund's prospectus and SAI, in a form acceptable to Purchaser, reflecting the execution of this Agreement and other related matters.

     (b) In accordance with the time periods set forth in Section 5.9, Purchaser and Seller will cooperate with each other such that Purchaser (or Purchaser's designated law firm) can prepare and file with the SEC on behalf of the New Series the Form N-14 Registration Statement and any amendments thereto consistent with all requirements of the Securities Act, 1940 Act and the Exchange Act applicable to such materials. Purchaser (or Purchaser's designated law firm) shall consult with the Fund or its legal counsel, as the case may be, with respect to the form and contents of the Form N-14 Registration Statement and any amendments thereto.

     (c) Purchaser and Seller will cooperate with each other such that Purchaser (or Purchaser's designated law firm) can prepare and file with the SEC a post-effective amendment to Federated Trust's registration statement on Form N-1A on behalf of the New Series at least seventy-five (75) days prior to the Closing Date, and to make any other filings necessary to satisfy applicable disclosure requirements under federal and state securities laws to enable the public distribution of the shares of the New Series to be made commencing immediately after the Closing and promptly respond to comments or inquiries by any federal and state regulatory organizations regarding such filings. Purchaser (or Purchaser's designated law firm) shall consult with the Fund or its legal counsel, as the case may be, with respect to the form and contents of Federated Trust's registration statement and other filings, and any amendments to the same.

     (d) Seller covenants that any information or data provided by it that describes Seller or the Fund or their Affiliates or any of their business operations or plans for inclusion in (i) any prospectus or SAI supplements or post-effective amendments to the Fund's registration statement on Form N-1A filed with the SEC after the date of this Agreement (which shall include all information with respect to changes in the Fund's affairs as a consequence of the transactions pursuant to this Agreement), and in (ii) the Form N-14 Registration Statement required for the Fund's shareholders meeting called for the purpose of obtaining the Fund Shareholder Approval, and in any other document filed with the SEC or the NASD or any other regulatory body, will not contain, at the time any such supplements or amendments become effective, or at the time Prospectus/Proxy Statement is furnished to Fund shareholders or at the time of such meeting, or at the time the Form N-14 Registration Statement is furnished to the SEC or the NASD or any other regulatory body, any untrue statement of material fact or omit to state any material fact required to be stated therein, or necessary in order to make the statements made therein not misleading in the light of the circumstances under which they are made.

     (e) Purchaser covenants that any information or data provided by it that describes Purchaser or its Affiliates for inclusion in (i) any prospectus or SAI supplements to the Fund's registration statement filed with the SEC after the date of this Agreement or (ii) for inclusion in the Form N-14 Registration Statement required for the Fund's shareholders' meeting called for the purpose of obtaining the Fund Shareholder Approval, and in any other document filed with the SEC or the NASD or any other regulatory body, will not contain, at the time any such supplements or amendments become effective, or at the time the Prospectus/Proxy Statement is furnished to Fund shareholders or at the time of such meeting or at any time the Form N-14 Registration Statement is furnished to the SEC or NASD or any other regulatory body, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading in the light of the circumstances under which they were made. The Purchaser shall use reasonable best efforts to ensure that (i) the total of the fee schedules proposed in the Form N-14 Registration Statement to be charged to the New Series by the Purchaser, its Affiliates and third party service providers to the New Series are the same as or less than those aggregate fee schedules currently applied to the Fund by the Seller and third parties prior to Closing, (ii) the aggregate services proposed in the Form N-14 Registration Statement to be provided to the New Series by the Purchaser, its Affiliates and third parties are the same as or more comprehensive than the services currently provided to the Fund by the Seller and third parties prior to Closing, and (iii) the investment objectives and the material investment policies of the New Series, each as proposed in the Form N-14 Registration Statement, are not different in any material respect from those of the Fund, except to the extent set forth in
Schedule 5.10(e).


     (f) All costs and expenses relating to (i) the Form N-14 Registration Statement and (ii) the solicitation made in connection with the Fund Shareholder Approval, including, but not limited to legal, printing, and mailing expenses, shall be split 50/50 between Purchaser and Seller.

     Section 5.11 Lease. Seller and Seller Shareholders shall use their reasonable best efforts to cause the Fund to submit to the landlord under the Lease, within five Business Days after the date of the Board Approval, a written request pursuant to the terms of the Lease for the assignment of the Lease to Purchaser's designated Affiliate. Seller and Seller Shareholders shall use their reasonable best efforts to obtain the consent of the landlord to the assignment of the Lease (without being required to make any out-of-pocket expenditures or to agree to any materially adverse contractual changes). Purchaser and (prior to Closing) the Fund or (at or subsequent to Closing) Federated Trust may jointly and in their sole discretion request at any time that the request for consent to the proposed assignment be withdrawn and a mutually agreeable request for one or more subleases be substituted therefore, in which event Seller and Seller Shareholders shall use their reasonable best efforts to obtain the consent of the landlord to such subleases of the Lease (without being required to make any out-of-pocket expenditures or to agree to any materially adverse contractual changes). Notwithstanding anything in this Agreement to the contrary, the assignment or sublease of the Lease shall not be a condition to Closing, provided that the covenants of Seller and Seller Shareholders hereunder shall survive Closing. In the event that the Lease is not assigned or subleased notwithstanding the reasonable best efforts of Seller and Seller Shareholders, pursuant to this Section, then Purchaser agrees to make all payments required under the Lease in accordance with the terms of the Lease.

     Section 5.12 Employee Benefits. Following the Closing Date, each person who was an employee of Seller immediately prior to Closing and whom Purchaser or one of its Affiliates elects to employ (the "Seller Employees") shall participate in all employee benefit plans (including, but not limited to, all "employee benefit plans" within the meaning of Section 3(3) of ERISA), and all policies and employee fringe benefit programs of Purchaser or one of its Affiliates, as the case may be (the "Purchaser Plans") on terms substantially similar to those provided to similarly situated employees of Purchaser or its Affiliates. For purposes of the Purchaser Plans in which Seller Employees may participate following the Closing Date under which an employee's eligibility or benefit depends, in whole or in part, on length of service, credit shall be given to such Seller Employees for service previously credited with Seller and its Subsidiaries prior to the Closing Date, provided, that such crediting of service does not result in duplication of benefits and does not apply to any newly issued Seller stock options granted to Seller Employees, and provided that such crediting of service shall not be given for benefit accrual purposes under any Purchaser Plan that is a defined benefit pension plan. Seller Employees shall also be given credit for any deductible or co-payment amounts paid in respect of the Purchaser Plan year in which the Closing Date occurs, to the extent that, following the Closing Date, they participate in any analogous Purchaser Plan for which deductibles or co-payments are required. Purchaser shall also cause each Purchaser Plan to waive (i) any preexisting condition restriction which was waived under the terms of any analogous Seller Plan immediately prior to the Closing Date or (ii) waiting period limitation which would otherwise be applicable to a Seller Employee on or after the Closing Date to the extent such Seller Employee had satisfied any similar waiting period limitation under an analogous plan prior to the Closing Date.

     Section 5.13 Proration. Purchaser and Seller agree that (a) each prepaid item of expense of Seller relating to the Acquired Assets shall be prorated and adjusted as of the Closing Date such that Purchaser shall pay to Seller at the Closing that portion of each such prepaid item which relates to the period following the Closing, (b) each accrued item of expense shall be prorated and adjusted as of the Closing Date such that Seller shall pay to Purchaser at the Closing that portion of each such accrued item of expense which relates to the period preceding the Closing, (c) to the extent any receivables or other assets included in the Excluded Assets are received by Purchaser (including without limitation any advisory fee payable to Seller by the Fund pursuant to the Advisory Agreement for periods prior to the Closing), Purchaser shall promptly remit such amounts to Seller, and (d) to the extent any receivables or other assets included in the Acquired Assets are received by Seller, Seller shall promptly remit such amounts to Purchaser.

     Section 5.14 Fund Investment. Within 10 days after the Closing Date, each Seller Shareholder shall have invested an aggregate of $4 million in the New Series (inclusive of any amounts previously invested by the Seller Shareholder and not redeemed) and/or one or more other fund clients of Purchaser or its Affiliates, (at least $l million of such $4 million shall be invested in the New Series), and shall keep the full amount of such investment in the New Series and/or such other fund clients of Purchaser or its Affiliates, subject to the right to redeem at any time any amount of such investment in excess of $4 million, until the earlier of (i) the fifth anniversary of the Closing Date or
(ii) a Fund Divestiture (provided that each Seller Shareholder shall be permitted during such period to move such investment among the funds of Purchaser or its Affiliates from time to time, subject to the preceding parenthetical). To the extent that any investment pursuant to this Section 5.14 is made after the Closing, the Purchaser shall use its reasonable best efforts to cause the New Series or any other funds in which a Seller Shareholder invests, or any distributor thereof, to waive, in respect of any investment or redemption by a Seller Shareholder in accordance with this Section 5.14, any charges which would otherwise be applicable to the purchase or redemption of shares of the New Series or such other funds, as the case may be.

     Section 5.15 Other Covenants. (a) Seller and the Seller Shareholders shall severally indemnify and hold harmless Purchaser, its Affiliates and the New Series from any and all Losses suffered by Purchaser, its Affiliates or the New Series respectively relating to any claims made or brought by persons who were directors of Seller or the Fund at any time prior to Closing to the extent such Losses are not covered by insurance pursuant to Section 5.15(c).

     (b) Effective as of Closing, Seller shall cease all further use of the Business Names. Within 30 days of the Closing Date, Seller and Seller Shareholders shall cause the name of Seller to be changed to a name not derivative of any Business Name.

     (c) Seller agrees to purchase prior to Closing (and Purchaser agrees to reimburse Seller in accordance with the next sentence) and to maintain on behalf of the New Series, for not less than six years after Closing, director's and officer's liability insurance covering each person who is now, or has been prior to the date hereof or who becomes prior to the Closing an officer, director or trustee of the Fund on terms reasonably satisfactory to Purchaser, such insurance to include coverage with respect to claims arising or events which occurred prior to Closing. Seller and Purchaser shall each be responsible for 50% of the cost of premiums in respect of such insurance, provided that Purchaser shall not be required to pay more than $400,000 of such costs.

     (d) Without limitation of Seller's obligations under this Agreement, Seller shall make all necessary filings with the appropriate taxing authorities in respect of all Seller Plans.

     Section 5.16 Exclusivity. Until such time as this Agreement shall have been terminated pursuant to Article VIII, Seller and Seller Shareholders shall not directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any inquiries or proposals from, any Person (other than Purchaser) relating to any business combination transaction involving the Seller, including the sale by the Seller Shareholders of the Seller's stock or the sale of the Business or any of the Acquired Assets (other than in the ordinary course of business).

     Section 5.17 Interim Reporting. Until the Closing Date, Seller shall deliver to Purchaser within 2 Business Days after the end of each calendar week a copy of the Fund's Assets and open accounts at the end of such week, the gross sales (in Fund Assets and accounts) for such week (and whether such sales are from traditional broker/dealers, fund supermarkets or retail shareholders) and the gross redemptions (in Fund Assets and accounts) for such week (and whether such redemptions are from traditional broker/dealers, fund supermarkets or retail shareholders). Until the Closing Date, Seller shall deliver to Purchaser within 5 Business Days after the end of each calendar month a copy of the Fund's expense accruals for the upcoming month and the actual expenses incurred for the past month. Until the Closing Date, Seller shall deliver to Purchaser information as reasonably requested by Purchaser.

     Section 5.18 Removing Assets. Seller shall promptly remove from all facilities and real property to be occupied by Purchaser or its Affiliates on and after the Closing Date, any asset not relating to the Acquired Assets or the Business.

     Section 5.19 Assistance in Proceedings. For six (6) years following the Closing, if and for so long as Purchaser actively is contesting or defending against any Proceeding in connection with (a) any transaction contemplated under this Agreement or (b) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status, or transaction on or before the Closing Date involving the Seller or the Business, Seller and the Seller Shareholders will cooperate with Purchaser and its counsel in all reasonable respects in the contest or defense, make reasonably available their personnel, and provide any reasonable testimony and access to their books and records necessary in connection with the contest or defense, all at Purchaser's expense unless Purchaser is entitled to indemnification therefor under Article IX.

     Section 5.20 Nonassignable Assigned Contracts. To the extent that the assignment hereunder by Seller to Purchaser of any Assigned Contract of Seller is not permitted or is not permitted without the consent of any other party thereto (the "Nonassignable Assigned Contracts"), this Agreement shall not be deemed to constitute an assignment of any such Nonassignable Assigned Contract if such consent is not given or if such assignment otherwise would constitute a breach of, or cause a loss of contractual benefits under, any such Nonassignable Assigned Contract, and Purchaser shall assume no obligations or liabilities thereunder. Seller will, prior to the Closing Date, use its reasonable best efforts (without being required to make any material out-of-pocket expenditures or agree to any materially adverse contractual changes, except as expressly provided herein) to obtain the consent of the other party to the assignment to Purchaser of any Nonassignable Assigned Contract or any Assigned Contracts. Seller shall advise Purchaser promptly in writing with respect to any Nonassignable Assigned Contract with respect to which it knows or has reason to believe it shall not receive any required consent. Without in any way limiting Seller's obligation to obtain all consents and waivers necessary for the sale, transfer, assignment and delivery of the Nonassignable Assigned Contracts and the Acquired Assets to Purchaser hereunder, if any such consent is not obtained or if such assignment is not permitted irrespective of consent and the Closing hereunder is consummated, for six years following Closing, Seller shall cooperate with Purchaser in any reasonable arrangement designed to provide Purchaser with the rights and benefits, subject to the obligations, under the Nonassignable Assigned Contracts, including enforcement for the benefit of Purchaser of any and all rights of Seller against any other Person arising out of breach or cancellation by such other Person and if requested by Purchaser, acting as an agent on behalf of Purchaser or as Purchaser shall otherwise reasonably require, in each case at Purchaser's cost; subject to full indemnification from Purchaser with respect to any liability resulting therefrom, provided, however, nothing contained herein shall be construed to relieve Seller and the Seller Shareholders from any liability resulting from any breach of their representations and warranties or other obligations contained herein.

     Section 5.21 Fund Agreements. As of the Closing, Seller shall use its reasonable best efforts to cause the Fund to have accrued and paid all investment advisory fees to Seller or its Affiliates net of the amounts accrued that Seller is obligated to reimburse as described in the Fund's prospectus, pursuant to which arrangement Seller is obligated to reimburse expenses when certain annual operating expenses of the Fund exceed $650,000 on an accrual basis. Furthermore, at Closing, Seller shall (i) have presented to the Fund all existing claims for reimbursement of Seller by the Fund under the Fund Distribution Plan, as well as the report required by Section 3 of the Fund Distribution Plan for all expenditures or claims up to and including the Closing Date; (ii) use its reasonable best efforts to cause the Fund to have accrued, paid, and discharged all of the Fund's liabilities to Seller or to any other Person pursuant to the Fund Distribution Plan or pursuant to any "related agreements," as that term is defined by SEC Rule 12b-1 under the 1940 Act; and
(iii) use its reasonable best efforts to cause the Fund to have accrued, paid, and discharged all liabilities to any other Person pursuant to the Fund Authorization Agreement. Prior to Closing, Seller and its Affiliates shall settle and pay all claims and amounts owed to the Fund as of Closing, including without limitation outstanding redemption fees and distribution fees which have been received but not earned by Seller or its Affiliates. To the extent that the Seller is unable after the use of its reasonable best efforts to cause the actions, payments and reimbursements referred to and so qualified in the foregoing provisions of this Section 5.21 to be taken or made prior to Closing, the Seller shall cause such actions, payments and reimbursements to be taken or made to the New Series as soon as possible after Closing. Prior to Closing, Seller and the Seller Shareholders also agree to use their reasonable best efforts (without being required to make any material out-of-pocket expenditures or agree to any materially adverse contractual changes, except as expressly provided herein) to maintain relationships between the Fund once it is reorganized into the New Series and all broker-dealers or other third-party service providers who are receiving or who have received payments pursuant to the Fund Distribution Plan or the Fund Authorization Agreement and to transfer the benefit of such relationships to Purchaser or one of its Affiliates at the Closing. To that end, Seller agrees to terminate at the Closing all related agreements under the Fund Distribution Plan and Seller and the Seller Shareholders agree to cooperate in all reasonable respects prior to Closing with Purchaser to encourage the parties to such related agreements to enter into sales or service agreements with Purchaser or its Affiliates. Seller and Seller Shareholders shall use their reasonable best efforts to cause the Fund Board to review its valuation procedures and guidelines and to make such changes thereto as the Fund Board deems appropriate.

     Section 5.22 Confidentiality. Except as required by law, mandated in connection with court proceedings or in connection with enforcing its rights hereunder, each of the parties hereto agrees that, for a period of three years from the date hereof, it will, and will cause its respective Affiliates, directors, officers, employees, advisers and representatives to, hold in strict confidence all data and information (whether obtained prior to, on or after the date hereof) obtained from the other parties hereto or on their behalf.

     Section 5.23 Bowling Green. Seller Shareholders shall cause Bowling Green to be dissolved prior to the Closing Date, such dissolution to be carried out in compliance with the requirements of the corporate law of its state of incorporation and other applicable Laws.





                                      ARTICLE VI
                                      TAX MATTERS

     Section 6.1 Tax Cooperation. Purchaser and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Fund, the Business and the Acquired Assets (including, without limitation, access to books and records, employees, contractors and representatives) as is reasonably necessary for the filing of all Tax Returns, the making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. Purchaser and Seller shall retain all books and records with respect to Taxes pertaining to the Fund, the Business and the Acquired Assets for a period of at least six years following the Closing Date. At the end of such period, each party shall provide the other with at least ten days prior written notice before destroying any such books and records, during which period the party receiving such notice can elect to take possession, at its own expense, of such books and records. Purchaser and Seller shall cooperate with each other in the conduct of any audit or other proceeding related to Taxes involving the Fund, the Business or the Acquired Assets.

     Section 6.2 Allocation of Taxes. All real property taxes, personal property taxes and similar ad valorem obligations levied or assessed with respect to the Business or the Acquired Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the "Apportioned Obligations") shall be apportioned between Seller and Purchaser as of the Closing Date based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period after the Closing Date (with respect to any such taxable period, the "Post-Closing Tax Period"). Seller shall be liable for the proportionate amount of such Taxes that is attributable to the Pre-Closing Tax Period, and Purchaser shall be liable for the proportionate amount of such Taxes that is attributable to the Post-Closing Tax Period. Upon receipt of any bill for Apportioned Obligations, Seller, on the one hand, and Purchaser, on the other hand, shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 6.2, together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within 10 days after delivery of such statement. In the event that either Purchaser or Seller or the Seller Shareholders shall make any other payment for which it is entitled to reimbursement under this Section 6.2, the other party shall make such reimbursement promptly but in no event later than 10 days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. If a party receiving reimbursement pursuant to this Section 6.2 subsequently receives any refund or credit from any Governmental Entity of all or a portion of such reimbursed amounts, the party which received reimbursement shall promptly pay to the party which made such reimbursement payments any such refund or credit (including any interest paid or credited with respect thereto). Purchaser and Seller shall reasonably cooperate in filing for any such refunds or credits. In the event Seller and Purchaser have a dispute with respect to any matter under this Section 6.2, Seller and Purchaser shall promptly refer such dispute to the Accounting Firm to be resolved by such Accounting Firm. The Accounting Firm shall resolve such dispute within 30 days from the date of such referral. The cost of the Accounting Firm shall be borne equally by Seller and Purchaser.



                                      ARTICLE VII
                               CONDITIONS TO THE CLOSING

     Section 7.1 Conditions to Purchaser's, Seller's and Seller Shareholders' Obligations. The respective obligations of Purchaser, Seller and the Seller Shareholders to effect the Closing are subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

     (a) Any waiting period and any extension thereof applicable to the consummation of the Closing under the HSR Act shall have terminated or expired;

     (b) No statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits or materially restricts the consummation of the Closing;

     (c) There shall not be any suit, action, investigation, inquiry or other proceeding instituted or pending by any Governmental Entity which seeks to enjoin or otherwise prevent consummation of the transactions contemplated by this Agreement;

     (d) All consents and approvals legally required from Governmental Entities for the consummation of the Closing and the transactions contemplated hereby shall have been obtained and be in effect on the Closing Date;

     (e) The Board Approval and Fund Shareholder Approval shall have been obtained; and

     (f) There has been no development that reasonably would prevent Federated Trust's post-effective amendment to its Registration Statement filed with the SEC on Form N-1A relating to the New Series and the transactions described herein from becoming effective with the SEC by the date of the Closing.

     Section 7.2 Conditions to the Obligations of Seller and the Seller Shareholders. The obligation of Seller and the Seller Shareholders to effect the Closing is further subject to the satisfaction (or waiver by Seller) at or prior to the Closing of the following conditions:

     (a) The representations and warranties of Purchaser contained in this Agreement shall be true and correct at the date hereof and as of the Closing Date as though made at and as of the Closing Date, except (i) to the extent they expressly refer to an earlier time, in which case they shall be true and correct as of such time and (ii) for failures of such representations and warranties, without giving effect to materiality qualifiers or thresholds contained therein, to be true and correct, which would not, individually or in the aggregate have a Purchaser Material Adverse Effect (provided that the limitation contained in this clause (ii) shall not apply to those representations and warranties contained in Section 4.3, which shall be true and correct in all material respects at the date hereof and as of the Closing Date as though made at and as of the Closing Date, except to the extent it expressly refers to an earlier time, in which case it shall be true and correct as of such time).

     (b) Purchaser shall have duly performed and complied in all material respects with each material covenant, agreement and condition contained in this Agreement required to be performed by it at or prior to the Closing Date pursuant to the terms hereof;

     (c) Seller shall have received a certificate of a senior officer of Purchaser certifying the accuracy of the statements set forth in Sections 7.2(a) and 7.2(b) hereof;

     (d) Seller shall have received the opinion of counsel to Purchaser, dated the Closing Date, in form and substance customary for transactions of this type and reasonably satisfactory to Seller;

     (e) Seller shall have received such other documents, instruments and certificates as are required to be delivered by Purchaser pursuant to this Agreement;

     (f) Purchaser shall have executed and delivered to the Seller Shareholders their respective Noncompetition Agreements;

     (g) No more than 25% of the members of Federated Trust Board shall be "interested persons" (as defined in the 1940 Act) of Purchaser or its Affiliates or Seller or its Affiliates;

     (h) Purchaser or an Affiliate thereof shall have executed and delivered to the Seller Shareholders the Employment Agreements; and

     (i) Purchaser shall have executed and delivered the Special Incentive Plan attached hereto as Exhibit H, and such plan shall be in full force and effect.

     Section 7.3 Conditions to the Obligation of Purchaser. The obligation of Purchaser to effect the Closing is further subject to the satisfaction (or waiver by Purchaser) at or prior to the Closing of the following conditions:

     (a) The representations and warranties of Seller and the Seller Shareholders contained in this Agreement shall be true and correct at the date hereof and as of the Closing Date as though made at and as of the Closing Date (without giving effect to any update in the Seller Schedules as permitted under Section 5.7 hereof), except (i) to the extent they expressly refer to an earlier time, in which case they shall be true and correct as of such time and (ii) for failures of such representations and warranties, without giving effect to materiality qualifiers or thresholds contained therein, to be true and correct, which would not, individually or in the aggregate have a Seller Material Adverse Effect;

     (b) Seller and each of the Seller Shareholders shall have duly performed and complied in all material respects with each material covenant, agreement and condition contained in this Agreement required to be performed by it at or prior to the Closing Date pursuant to the terms hereof;

     (c) all consents by third parties that are required for the transfer of any Assigned Contracts or any material portion of the Acquired Assets to Purchaser as contemplated hereby or that are required to prevent a breach of, or a default under or a termination or modification of, any Assigned Contract to which Seller is a party or to which any of the Acquired Assets is subject, and release of all Liens, other than Closing Permitted Liens, shall have been obtained on terms and conditions reasonably satisfactory to Purchaser;

     (d) Purchaser shall have received a certificate of a senior officer of Seller certifying the accuracy of the statements set forth in Sections 7.3(a) and 7.3(b) hereof;

     (e) Mr. Auriana shall have executed and delivered to Purchaser the Auriana Employment Agreement and the same shall be in full force and effect;

     (f) Mr. Utsch shall have executed and delivered to Purchaser the Utsch Employment Agreement and the same shall be in full force and effect;

     (g) Seller and Seller Shareholders shall have executed and delivered to Purchaser their respective Noncompetition Agreements and the same shall be in full force and effect;

     (h) Seller and Seller Shareholders shall have executed and delivered to Purchaser the Seller Release and the same shall be in full force and effect;

     (i) Seller shall have executed and delivered to Purchaser the Seller Waiver and the same shall be in full force and effect;

     (j) Purchaser shall have received the opinion of counsel to Seller and the Seller Shareholders, dated the Closing Date, in form and substance customary for transactions of this type and reasonably satisfactory to Purchaser;

     (k) Purchaser shall have received the opinion of counsel to the Fund, dated the Closing Date, substantially in the form required to be delivered to the Federated Fund under the Plan of Reorganization;

     (l) A period of at least 63 days shall have elapsed prior to Closing since the payment date of the Fund's distribution in respect of net realized capital gains for fiscal year 2000 for the period ending on or prior to the date of such distribution; and

     (m) Purchaser shall have received such other documents, instruments and certificates as are required to be delivered by Seller or any of the Seller Shareholders pursuant to this Agreement.



                                     ARTICLE VIII
                                      TERMINATION

     Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

     (a) by the mutual written consent of Purchaser, Seller and the Seller Shareholders;

     (b) (i) by Purchaser upon notice given to Seller if the Closing has not taken place on or before the 180th day following the date hereof; provided, however, that the failure of the closing to occur on or before such date is not the result or the breach of any covenants, agreements, representations or warranties hereunder of Purchaser; or (ii) by Seller upon written notice given to Purchaser if the Closing has not taken place on or before the 180th day following the date hereof; provided, however, that the failure of the Closing to occur on or before such date is not the result of the breach of the covenants, agreements, representations or warranties hereunder of Seller or any Seller Shareholder;

     (c) by Purchaser or Seller upon notice given to the other if any court or Governmental Entity of competent jurisdiction has issued a final, non-appealable, permanent judgment, decree or order, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

     (d) by Purchaser or Seller in the event that Fund Assets are less than $2,450,000,000 at the close of business on the day three Business Days prior to the Closing Date.

     (e) by Purchaser, upon a breach of any representation, warranty, covenant or agreement on the part of Seller or any Seller Shareholder set forth in this Agreement, or if any representation or warranty of Seller or any Seller Shareholder shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or 7.3(b) hereof would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, after affording Seller and/or the Seller Shareholder a 30-day period after notice in which to cure such breach;

     (f) by Seller, upon a breach of any representation, warranty, covenant or agreement on the part of Purchaser set forth in this Agreement, or if any representation or warranty of Purchaser shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or 7.2(b) hereof would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, after affording Purchaser a 30-day period after notice in which to cure such breach;

     (g) by Purchaser or Seller if the Board Approval or Fund Shareholder Approval is not obtained; or

     (h) by Purchaser or Seller as  contemplated in the final proviso of Section
2.5. -----------

     Section 8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1 hereof, all of the obligations and liabilities of the parties under this Agreement shall terminate; provided, however, that (i) nothing in this Section 8.2 shall relieve any party from any liability for any breach of this Agreement and (ii) the obligations of the parties to this Agreement under Sections 5.4, 5.6, and 5.10(f) with respect to expenses and Section 5.22 with respect to confidentiality shall survive any such termination.



                                      ARTICLE IX
                                    INDEMNIFICATION

      Section 9.1 Indemnification by Seller and the Seller Shareholders.
                  -----------------------------------------------------

     (a) Subject to the other provisions of this Article IX, Seller, Mr. Auriana and Mr. Utsch shall severally indemnify, defend and hold harmless Purchaser, the Fund, Federated Trust and the New Series and their respective successors, assigns and Affiliates and each of the directors, officers, agents and employees of any of them, including Federated Trust Board (collectively, the "Purchaser Indemnified Parties") from and against any and all Losses imposed on, incurred or suffered by or asserted against any Purchaser Indemnified Party, to the extent resulting from or arising out of: (i) any breach of any representation or warranty of Seller or any of the Seller Shareholders contained in this Agreement or in any conveyance, instrument, certificate or document delivered by Seller or any Seller Shareholder pursuant to this Agreement; (ii) any breach of any covenant of Seller or any of the Seller Shareholders contained in this Agreement or in any other document, writing or instrument delivered by Seller or any Seller Shareholder pursuant to this Agreement; or (iii) any Excluded Liability;

     (b) Anything to the contrary herein notwithstanding, subject to Section 9.1(c) below, Seller and the Seller Shareholders shall not be obligated to indemnify the Purchaser Indemnified Parties for any Losses pursuant to Section 9.1(a)(i) and 9.1(a)(ii) hereof until the aggregate dollar amount of Losses shall exceed $4.0 million, and then only to the extent of such excess (provided that such limitation shall not apply with respect to (A) covenants to bear transaction costs and expenses contained in this Agreement, (B) Losses resulting from any breach of the representations and warranties of Seller and the Seller Shareholders set forth in Sections 3.1, 3.2, 3.4(a), 3.11, 3.18 and 3.22(b) hereof, (C) any willful breach by Seller or any Seller Shareholder of any covenant or obligation contained in this Agreement, or (D) any Excluded Liability); and

     (c) In no event shall Seller and the Seller Shareholders collectively be obligated to provide indemnification exceeding, in the aggregate, the sum of (i) fifty percent (50%) of the Closing Payment and (ii) fifty-six percent (56%) of the Contingent Payments and, without duplication, the Gross Divestiture Payment (and to the extent paid or required to be paid) (the "Cap"); provided, that the preceding limitation of the Cap shall not apply with respect to (i) Losses resulting from a breach of the representations and warranties of Seller and the Seller Shareholders set forth in Sections 3.1, 3.2, 3.4(a), 3.11, 3.18 and 3.22(b) hereof and (ii) any Excluded Liability. Neither Seller Shareholder shall be obligated individually to provide indemnification exceeding, in the aggregate, 50% of any Loss indemnifiable hereunder and not paid by Seller, except in the case such Loss relates solely to such Seller Shareholder (in which case such Seller Shareholder shall be obligated individually to provide indemnification for 100% of such Loss (subject to the preceding limitation of the Cap) and Seller and the other Seller Shareholder shall not be obligated to provide any indemnification with respect to such Loss).

      Section 9.2 Indemnification by Purchaser.
                  ----------------------------

     (a) Subject to the other provisions of this Article IX, Purchaser shall indemnify, defend and hold harmless Seller and the Seller Shareholders and their respective successors, assigns and Affiliates and the directors, officers, agents and employees of any of them (collectively, the "Seller Indemnified Parties" and, together with Purchaser Indemnified Parties, the "Indemnified Parties") from and against any and all Losses imposed on, incurred or suffered by or asserted against any Seller Indemnified Party, to the extent resulting from or arising out of: (i) any breach of any representation or warranty of Purchaser contained in this Agreement, or in any other document, writing or instrument delivered by Purchaser to Seller pursuant to this Agreement, (ii) any breach of any covenant of Purchaser contained in this Agreement or in any other document, writing or instrument delivered by Purchaser pursuant to this Agreement, (iii) any Assumed Liabilities, or (iv) the conduct of the Business by Purchaser after the Closing and events arising after the Closing relating to the post-Closing ownership of the Acquired Assets. For the avoidance of doubt,
Section 9.2(a)(iv) shall not be construed as: (A) in any way limiting the indemnification obligations of the Seller and the Seller Shareholders under
Section 9.1 to the extent any Losses referred to in Section 9.2(a)(iv) result or arise in whole or in part from a matter referred to in Section 9.1(a)(i), (ii) or (iii); (B) indemnifying a Seller Shareholder from Losses relating to such Seller Shareholder's Employment Agreement or Noncompetition Agreement; or (C) indemnifying Seller or any Seller Shareholder in respect of Losses relating to or arising out of any investment made by Seller or the Seller Shareholders in Purchaser, its Affiliates or the New Series, including without limitation those made pursuant to Section 5.14 of this Agreement.

     (b) Anything to the contrary herein notwithstanding, Purchaser shall not be obligated to indemnify the Seller Indemnified Parties for any Losses pursuant to
Section 9.2(a)(i) and (ii) hereof until the aggregate dollar amount of such Losses shall exceed $4.0 million, and then only to the extent of such excess (provided that such limitation shall not apply with respect to (A) covenants to bear transaction costs and expenses contained in this Agreement, (B) any willful breach by Purchaser of any covenant or obligation contained in this Agreement or
(C) Losses pursuant to Section 9.2(a)(iv)). In no event shall Purchaser be obligated to provide indemnification for any Losses exceeding, in the aggregate, the Cap.

     Section 9.3 Method of Asserting Claims. As used in this Section 9.3, an "Indemnified Party" shall refer to Purchaser Indemnified Parties or Seller Indemnified Parties as applicable; and the "Indemnifying Party" shall refer to the party hereto obligated to indemnify such Indemnified Parties.

     (a) Promptly after any Indemnified Party has received notice of or has Knowledge of any claim by a person or entity not a party or an Affiliate of a party to this Agreement ("Third Person") or the commencement of any action or Proceeding by a Third Person (collectively, a "Third Person Claim"), the Indemnified Party shall, if a claim with respect thereto is to be made against any Indemnifying Party, give the Indemnifying Party written notice of such Third Person Claim. In each such case the Indemnified Party agrees to give such notice to the Indemnifying Party promptly; provided, however, that the failure of the Indemnified Party to give such notice shall not excuse the Indemnifying Party's obligation to indemnify except to the extent the Indemnifying Party has suffered damage or prejudice by reason of the Indemnified Party's failure to give or delay in giving such notice.

     (b) The Indemnifying Party will have the right to assume the defense of the Third Person Claim with counsel of its choice reasonably satisfactory to the Indemnified Party at any time within 15 days after the Indemnified Party has given notice of the Third Person Claim; provided, however, that the Indemnifying Party must conduct the defense of the Third Person Claim actively and diligently thereafter in order to preserve its right in this regard; and provided further that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in their defense of the Third Person Claim.

     (c) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Person Claim in accordance with Section 9.3(b) above, (i) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Person Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by the Indemnifying Party and does not impose an injunction or other equitable relief upon the Indemnified Party and (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Person Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

     (d) In the event the Indemnifying Party does not assume and conduct the defense of the Third Person Claim in accordance with Section 9.3(b) above, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Person Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, obtain any consent from, the Indemnifying Party in connection therewith) and (ii) the Indemnifying Party will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Person Claim to the fullest extent provided in this Article IX.

     (e) If an Indemnified Party shall have any claim for Losses (whether or not relating to a Third Person Claim) pursuant to this Article IX, the Indemnified Party shall deliver to the Indemnifying Party written notice explaining the nature and amount of such claim promptly after the Indemnified Party shall know the amount of such claim. The Indemnified Party and Indemnifying Party shall thereafter attempt in good faith for a period of not less than 30 days to agree upon whether the Indemnified Party is entitled to be indemnified and held harmless under this Article IX and the extent to which it is entitled to be indemnified and held harmless hereunder. If the parties cannot so agree within said period, the Indemnified Party may thereafter commence litigation in a court of competent jurisdiction for a determination of its claim. Upon resolution of any claim pursuant to this Article IX, whether by agreement between the parties or the rendering of a final judgment in any litigation, the Indemnifying Party shall within 10 days of such resolution pay over and deliver to the Indemnified Party funds in the amount of any claim as resolved, and any reasonably documented fees, including reasonable attorneys' fees, incurred by the Indemnified Party with respect to any such litigation.

     Section 9.4 Remedies Cumulative. Indemnified Parties shall be entitled to such indemnification from time to time and shall be entitled to rely upon one or more provisions of this Agreement without waiving their right to rely upon any other provisions of this Agreement at the same time or any other time. The amount of any Losses for which indemnification is provided under this Article IX shall be net of any amounts actually received by the Indemnified Party under insurance policies or from other third parties with respect to such Losses and shall be reduced by such amount to take into account any net income tax benefit actually received by the Indemnified Party arising from the incurrence or payment of any such Loss. Purchaser and Seller agree to treat any Indemnity Payment made pursuant to this Agreement as an adjustment to the Purchase Price for federal, state and local income tax purposes. The remedies set forth in this
Article IX shall be the exclusive remedies and in lieu of any other remedies (other than as set forth in Section 10.6 below) that may be available to the Indemnified Parties under any other agreement or pursuant to any statutory or common law, provided that none of the parties hereto shall be deemed to have waived any recourse arising from fraudulent conduct of the other parties hereto.



                                       ARTICLE X
                                     MISCELLANEOUS

     Section 10.1 Survival of Representations and Warranties and Covenants. All of the representations and warranties of Seller, the Seller Shareholders and Purchaser contained in this Agreement or in any agreement or instrument delivered in connection herewith shall survive the Closing and shall continue in full force and effect until three (3) years following the Closing Date, after which such representations and warranties shall terminate and have no further force or effect, provided, however, that any representation, warranty or covenant with respect to Taxes shall survive until the expiration of the applicable statute of limitations. The period during which any such representation or warranty survives is the "Survival Period" for such representation or warranty. Notwithstanding the foregoing, any representation or warranty that would otherwise terminate shall survive with respect (and only with respect) to Losses of which reasonably detailed notice is given pursuant to this Agreement prior to the end of the applicable Survival Period. Unless otherwise limited by the terms of this Agreement, covenants of Seller, the Seller Shareholders and Purchaser shall survive the Closing indefinitely.

     Section 10.2 Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

     Section 10.3 Entire Agreement. This Agreement (together with the schedules, exhibits and other agreements, documents and instruments delivered pursuant hereto) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings (including that certain Confidentiality Agreement between Purchaser and De Guardiola dated August 24, 2000), both written and oral, among the parties or any of them with respect to the subject matter hereof.

     Section 10.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy (which is confirmed), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

      If to Seller or to the Seller Shareholders:

            Edgemont Asset Management Corporation
            140 East 45th Street, 43rd Floor
            New York, New York  10017
            Attention:  Peter Lerner
            Telecopy No.:  (212) 661-0501


      with a copy to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            4 Times Square
            New York, New York 10036
            Attention:  Ralph Arditi, Esq.
            Telecopy No.:  (212) 735-2000


      If to Purchaser:

            Federated Investors, Inc.
            1001 Liberty Avenue
            Federated Investors Tower
            Pittsburgh, Pennsylvania  15222-3779
            Attention:  Chief Financial Officer
            Telecopy No.:  (412) 288-7046


      with a copy to:

            Kirkpatrick & Lockhart LLP
            535 Smithfield Street
            Pittsburgh, Pennsylvania  15222-2312
            Attention:  Michael C. McLean, Esq.
            Telecopy No.:  (412) 355-6458


     or to such other address as the party to whom notice is given may have previously furnished to the other parties in writing in the manner set forth above.

     Section 10.5 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without giving effect to the conflict of laws rules thereof (other than Section 5-1401 of the General Obligations Law of the State of New York). To induce Purchaser to accept this agreement, Seller and Seller Shareholders irrevocably agree that all actions or proceedings in any way, manner, or respect, arising out of or from or related to this Agreement brought by Seller or either of the Seller Shareholders in which Purchaser is the defendant shall be litigated only in courts having situs within Pittsburgh, Pennsylvania. With respect to such actions, Seller and Seller Shareholders hereby consent and submit to the jurisdiction of any local, state, or federal court located within said city and state. To induce Seller and Seller Shareholders to accept this agreement Purchaser irrevocably agrees that, all actions or proceedings in any way, manner, or respect, arising out of or from or related to this agreement brought by the Purchaser in which any one of Seller or the Seller Shareholders is the defendant shall be litigated only in courts having situs within New York, New York. With respect to such actions, Purchaser hereby consents and submits to the jurisdiction of any local, state, or federal court located within said city and state.

     Section 10.6 Specific Performance. Seller and Seller Shareholders acknowledge that the Acquired Assets are unique and recognize and affirm that in the event of a breach of this Agreement by Seller or Seller Shareholders money damages would be inadequate and Purchaser would have no adequate remedy at law. Accordingly, Seller and Seller Shareholders agree that Purchaser shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and Seller's and Seller Shareholders' obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunction and/or other equitable relief, without posting any bond or security.

     Section 10.7 Descriptive Headings; Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 10.8 Assignment; Binding Agreement. Except as expressly contemplated herein, without the prior written consent of the other parties hereto, no party to this Agreement may assign any of its or his rights, interest or obligations hereunder to any other Person. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors in interest, heirs and permitted assigns. If Seller is subsequently sold, either through a transfer of its stock or by sale of substantially all of its assets, or if substantially all of Seller's assets are otherwise assigned or sold, Seller agrees that, as a condition to such sale or assignment, Seller's successor or assignee, as applicable, shall be bound by all provisions of this Agreement to the same extent as Seller. No change in ownership of either Purchaser or Seller shall affect Purchaser's or Seller's respective obligations hereunder.

     Section 10.9 Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided, that the parties hereto intend that the advisory agreement to be entered into by Federated Trust in connection with the consummation of the transactions contemplated hereby is to be for the benefit of and enforceable by Federated Global Investment Management Corp. and Federated Investment Management Company, each a wholly owned subsidiary of Purchaser.

     Section 10.10 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     Section 10.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.


     IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the day and year first above written.

                                          FEDERATED INVESTORS, INC.



                                          By: /s/ Thomas R. Donahue
                                              --------------------------------
                                              Name:  Thomas R. Donahue
                                              Title:  Vice President



                                          EDGEMONT ASSET MANAGEMENT CORPORATION


                                          By: /s/ Lawrence Auriana
                                              --------------------------------
                                              Name:  Lawrence Auriana
                                              Title:


                                          SELLER SHAREHOLDERS:


                                          /s/ Lawrence Auriana
                                          Lawrence Auriana


                                          /s/ Hans P. Utsch
                                          ------------------------------------
                                          Hans P. Utsch



                                          CONFORMED COPY


PI-676414 v8 0102460-0306
EXHIBIT 2.2
                    AMENDMENT NO. 1 OF THE ASSET PURCHASE AGREEMENT


     AMENDMENT NO. 1 dated as of April 11, 2001 (this "Amendment"), of the Asset Purchase Agreement dated as of October 20, 2000 (the "Purchase Agreement") by and among Federated Investors, Inc. (the "Purchaser"), Edgemont Asset Management Corporation (the "Seller"), and Lawrence Auriana and Hans P. Utsch (Mssrs.
Auriana and Utsch are referred to collectively herein as the "Seller Shareholders"), and of the Noncompetition Agreements of even date therewith entered into between Purchaser, on the one hand, and each of Seller and Seller Shareholders, respectively (collectively, the "Noncompetition Agreements"). Capitalized terms used herein without definition have their respective meanings set forth in the Purchase Agreement.

                                       RECITALS

     WHEREAS, the parties hereto wish to sell the Tangible Personal Property of the Seller to the Purchaser prior to the Closing under the Purchase Agreement;

     WHEREAS, the parties hereto wish to amend the Purchase Agreement to reflect, among other things, the prior sale of the Tangible Personal Property; and

     WHEREAS, the parties hereto wish to make a technical amendment to each of the Noncompetition Agreements.

     NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            1.    Section 1.1 of the Purchase Agreement is amended as follows:

     a. The definition of "Agreement" is amended to add the following text to the end thereof: "and shall include any amendment made to this Agreement in accordance with Section 10.2."

     b.  The  following   definition  is  added   following  the  definition  of
"Allocation": ""Amendment Date" shall mean April 11, 2001."

     c. The definition of "Average Stock Price" is amended to delete the text "three days before the Closing Date" and to substitute therefore the text "April 3, 2001".

     d. The definition of "Excluded Assets" is amended by making item (xi) thereof item (xii), and adding the following new item (xi): "(xi) the Agreement between the Seller and Exaide Consulting, Inc., a Delaware corporation, dated April 6, 2001, in respect of the office premises at 3 Parkland Drive, Darien, Connecticut (the "Darien Agreement"),".

     e. The definition of "Excluded Liabilities" is amended by adding at the end of such definition the following text, which shall be a new paragraph of such definition and not a continuation of clause (9) thereof: "Without limitation of the first sentence of this definition and for the purpose of avoidance of doubt, "Excluded Liabilities" shall include any and all liabilities and obligations that would not have been expressly assumed by Purchaser under the terms of the Asset Purchase Agreement as executed on October 20, 2000 without giving effect to any amendment thereof (including, without limitation, any Tax liabilities)."

     f. The definition of "Investment Representation Letter" is deleted.

     g. The following definition of "Personal Property Purchase Agreement" is added:

     "'Personal Property Purchase Agreement' shall mean the Personal Property Purchase Agreement, dated as of the Amendment Date, entered into among Purchaser, Seller and Seller Shareholders respecting the sale of certain tangible personal property by Seller to Purchaser."

     h. The definition of "Starting Fund Assets" is amended to replace the words "30 day period ending three Business Days prior to the Closing Date" with the words "30 calendar day period ending April 3, 2001".

     2. The first sentence of Section 2.5 of the Purchase Agreement is deleted in its entirety and replaced with the following sentence: "The closing of the transactions contemplated by the Agreement (the "Closing") will take place at such location as the parties hereto mutually agree, at 10:00 a.m., New York City time, on the later of (a) April 20, 2001, and (b) the first Friday which is a Business Day after the satisfaction or waiver of all conditions set forth in
Article VII hereof (other than those conditions which can only be fulfilled at the Closing); provided however that if such date shall be the last Friday of a month, such Closing shall occur on the following Friday, or on such time or date as the parties hereto mutually agree (the "Closing Date")."

     3. Section 2.6(a) of the Purchase Agreement is deleted in its entirety and replaced with the following:

     "(a) By wire transfer of immediately available funds to an account designated by Seller to Purchaser not less than 10 days prior to the Closing Date, the amount equal to the sum of (i) the product of Starting Fund Revenues times 4.1 times 95.00%, plus (ii) $6,275,000.00, such amount to be adjusted for any payments due pursuant to Section 5.13 hereof (the aggregate amount so payable under this Section 2.6(a), the "Cash Consideration")."

     4. Section 2.7(a) of the Purchase Agreement is amended to replace the text "30 day" with the text "30 calendar day".

     5. Section 3.9(b) of the Purchase Agreement is amended by replacing the text "2,000,000" in the first line thereof with "2,000,000,000".

     6. Section 3.13(c) of the Purchase Agreement is deleted in its entirety.

     7. Section 5.1(g) of the Purchase Agreement is amended by adding the following text to the end thereof: "or pursuant to the Personal Property Purchase Agreement."

     8. Section 5.1(k) of the Purchase Agreement is amended by adding the following text to the end thereof: ", and except for the entry into the Darien Agreement".

     9. Section 5.23 of the Purchase Agreement is amended to add immediately prior to the text "prior to the Closing Date" the text "on or".

     10. Section 7.2(i) of the Purchase Agreement is amended to delete the text "attached hereto as Exhibit H" and to substitute therefor the text "in respect of certain employees of and consultants to Edgemont, in substantially the form of the draft thereof dated April 11, 2001,", and the Purchase Agreement is further amended to remove Exhibit H thereto and the reference to such Exhibit in the Table of Contents.

            11. Section 7.3 of the Purchase Agreement is amended by deleting Sections 7.3(e) and (f) of the Purchase Agreement in their entirety, and (b) relettering current Sections 7.3(g) through 7.3(m) accordingly.

     12. Section 8.1(b) of the Purchase Agreement is amended to delete each occurrence therein of the text "the 180th day following the date hereof" and to substitute for such deleted text the text "May 19, 2001".

     13. Section 9.1(a) of the Purchase Agreement is amended (a) to delete the word "or" immediately preceding clause (iii) thereof, and (b) to add at the end thereof the text "; or (iv) any Taxes imposed in connection with the transactions contemplated by this Agreement to the extent they are in excess of the corresponding Taxes that would have been imposed in connection with the transactions contemplated by this Agreement as it was executed on October 20, 2000 without giving effect to any amendments thereto".

     14. Section 10.3 of the Purchase Agreement is amended to insert after the text "pursuant hereto" in the first parenthetical thereof the text "and with the Personal Property Purchase Agreement".

     15. Section 10.4 of the Purchase Agreement is amended by replacing the address for notice to the Seller or Seller Shareholders with the following address:

"Edgemont Asset Management Corporation
  3 Parklands Drive
  Darien, Connecticut 06820
  Attention: Peter Lerner"

     16. Each Noncompetition Agreement is hereby amended to insert immediately prior to the word "hereinafter" within the first parenthetical in the first recital of each the text "as amended by Amendment No. 1 thereof, dated as of April 11, 2001,".

     17. Except as amended by the provisions of this Amendment, the Purchase Agreement shall remain in full force and effect, without modification or waiver.

     18. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

                     [Remainder of Page Intentionally Left Blank]

PI-676414

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Amendment to be executed and delivered as of the date first above written.

                                          FEDERATED INVESTORS, INC.

                                          By  /s/ Thomas R. Donahue
                                              ----------------------------
                                          Name:  Thomas R. Donahue
                                          Title:  Vice President


                                          EDGEMONT ASSET MANAGEMENT CORPORATION


                                          By:  /s/ Lawrence Auriana
                                               ---------------------------
                                          Name:  Lawrence Auriana
                                          Title:  President

                                          SELLER SHAREHOLDERS:


                                          /s/ Lawrence Auriana
                                          Lawrence Auriana


                                          /s/ Hans P. Utsch
                                          --------------------------------
                                          Hans P. Utsch

FII Completes Acquisition of Kaufmann Fund
April 23, 2001
Page 82 of 3


                                       --more--

      EXHIBIT 99.1

      News Release




Contacts:
MEDIA                            MEDIA                      MEDIA                           ANALYST
J. T. Tuskan                     Rebecca Taylor             Anne Cumberledge                Ray Hanley
(412) 288-7895                   (412) 288-8079             (412) 288-7538                  (412) 288-1920
jtuskan@federatedinv.com         rtaylor@federatedinv.com   acumberledge@federatedinv.com   rhanley@federatedinv.com



Federated Investors, Inc. Completes Acquisition of Approximately $3.2 Billion Kaufmann Fund

(Pittsburgh, PA, April, 23, 2001)-- Federated Investors, Inc. (NYSE: FII), one of the nation's largest investment management companies, announced today that it has completed a transaction to acquire the assets of Edgemont Asset Management Corp., the advisor for the well-known $3.23 billion Kaufmann Fund. The announcement was made jointly by J. Christopher Donahue, president and chief executive officer of Federated, Lawrence Auriana, president of Edgemont and Hans Utsch, chairman of Edgemont.


In conjunction with the transaction, Kaufmann Fund shareholders approved a reorganization of the fund into the Federated Kaufmann Fund, which will efficiently integrate the fund into the Federated fund family. The reorganization allows for the creation of Federated Kaufmann Fund Class A, B and C shares-- as well as a K Class, which has special features designed for current shareholders. The reorganization was approved during a shareholder meeting on April 16, 2001.

"This transaction brings together two powerhouses in the investment world," said Donahue. "Shareholders will continue to benefit from the proven investment expertise and dedication Larry and Hans have given to the fund for the past 15 years while Federated further deepens its line of equity products. We're looking forward to distributing the Federated Kaufmann Fund to our network of thousands of banks, brokerages and other financial intermediaries, who we expect will be attracted by the fund's long term record."

Auriana and Utsch, who along with their team are responsible for the fund's historic performance and growth over the last 15 years, have signed long-term employment contracts with Federated. The duo will remain with Federated as co-managers of the fund bringing their growth investment team to the Federated franchise.

"Everyone here anticipates a smooth and successful transition as we join the Federated family," said Auriana. "Our continued priority will be finding the best companies for the Federated Kaufmann Fund and our shareholders by focusing on our investment process and stock selection. Combine that with Federated's world-class sales force and distribution expertise and you have an even more powerful product."

The investment objective of the Federated Kaufmann Fund will remain the same, which is capital appreciation. The fund invests primarily in the stocks of small and medium-sized companies.

Federated Kaufmann Fund A, B and C shares will be offered to new investors through Federated's current distribution system of brokerage firms, bank brokerage firms, financial planners, bank trust departments, investment advisors and institutional investors. Existing Kaufmann Fund shareholders will be entitled to purchase K shares, which do not carry a sales load. Additionally, those shareholders will also have the opportunity to invest in the Class A shares of Federated's funds, which include 14 domestic equity, nine international/global equity, 17 domestic bond and two international bond funds, without a sales charge.

Including The Kaufmann Fund, Federated currently manages approximately $21.4 billion in equity fund assets. Based on open-end managed assets, Federated ranks in the top two percent of money market fund managers in the industry, the top five percent of equity fund managers and the top four percent of bond fund managers.*

Federated Investors, Inc. is a world-class investment manager and one of the largest mutual fund companies in the United States, managing approximately $146 billion in 138 mutual funds and 60 separate accounts as of March 31, 2001. Financial professionals nationwide invest in Federated's equity, international/global, bond and money market fund products on behalf of individual investors and institutions.

                                          ###

*Based on assets under management, Strategic Insight 2/28/01.

Certain  statements  in  this  press  release,  such  as  those  related  to the development of future business opportunities, constitute forward-looking statements, which involve known and unknown risks, uncertainties, and other factors that may cause the actual results, levels of activity, performance, or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include those discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements.

The Federated Kaufmann Fund invest in small company stocks which have tended to be more volatile in price and more sensitive to changes in economic conditions as compared to large company stocks.

Editor's Note: For more complete information on Federated funds, including their performance histories and charges and expenses, please call Cheri Pegher at
(412) 288-1471 for a prospectus, which you should read carefully before investing. Federated Securities Corp., Distributor

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o Not FDIC Insured            o No Bank Guarantee             o May Lose Value
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